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                                                                    Exhibit 10.2


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                 -----------------------------------------------

                                  INTRODUCTION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement") is entered into as of the 28th day of January, 1999 by and among InSite Internet, Inc. (formerly known as InSite Telecom, Inc.), a Delaware corporation (the "Parent"), InSite Internet II Acquisition Co., Inc., a New York corporation ("Newco"), Borg Internet Services, Inc., a Nevada corporation (the "Company") and John L. Ryder, Michael Wil. Swiercz and James L. Henrickson, the stockholders of the Company (collectively, the "Stockholders").

                                   BACKGROUND

A. The Parent intends to undertake an initial public offering of its common stock (the "IPO") and in connection therewith contemplates filing a registration statement with the Securities and Exchange Commission ("SEC") within ninety (90) days of the execution and delivery of this Agreement.

B. Contemporaneously with and conditioned upon the successful closing of the IPO, the Parent, Newco and the Company intend to effect a merger of the Company into Newco in accordance with this Agreement, the New York Business Corporation Law and the business corporation laws of the state of Nevada (the "Merger"). Upon consummation of the Merger, the Company will cease to exist, and Newco will continue to exist as the surviving corporation of the Merger.

C. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement constitute a plan of reorganization for such purposes.

D. This Agreement has been adopted and approved by the respective boards of directors of the Parent, Newco and the Company, and the shareholders of Newco and the Stockholders have each unanimously approved this Agreement by written consent.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual and dependent promises and the representations and warranties hereinafter contained, the parties hereto agree as follows:

SECTION 1.        DESCRIPTION OF THE MERGER TRANSACTION.

         1.1 MERGER OF THE COMPANY INTO NEWCO. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in SECTION 1.2), the


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Company shall be merged with and into Newco, and the separate existence of the
Company shall cease.

         1.2 EFFECTIVE TIME. The effective time of the Merger (the " Effective Time") shall occur at the time a properly executed articles or a certificate of merger for the merger of the Company into Newco, conforming to the requirements of the New York Business Corporation Law and the business corporation laws of the State of Nevada (collectively, the "Merger Certificates") have been delivered and accepted for filing by the Secretary of State of the State of New York and the Secretary of State of the State of Nevada. At the Effective Time, the Company shall be merged with and into Newco in accordance with the Merger Certificates and the separate existence of the Company shall cease and Newco shall continue as the surviving corporation (the "Surviving Corporation"). The Effective Time shall occur contemporaneously with the IPO closing date as described in SECTION 1.7 below.

         1.3 ARTICLES OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF THE SURVIVING CORPORATION. At the Effective Time:

                  (a) The Articles of Incorporation of Newco shall become the Articles of Incorporation of the Surviving Corporation; and, subsequent to the Effective Time, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until changed as provided by law.

                  (b) The bylaws of Newco shall become the bylaws of the Surviving Corporation; and, subsequent to the Effective Time, such bylaws shall be the bylaws of the Surviving Corporation until they shall thereafter be duly amended.

                  (c) The Board of Directors of the Surviving Corporation shall be set forth on EXHIBIT 1.3 hereto and shall hold office subject to the provisions of the laws of the Surviving Corporation's state of incorporation and of the Articles of Incorporation and bylaws of the Surviving Corporation.

                  (d) The officers of the Surviving Corporation shall be set forth on EXHIBIT 1.3 hereto, each of such officers to serve, subject to the provisions of the Articles of Incorporation and bylaws of the Surviving Corporation, until his or her successor is elected and qualified.

         1.4 EFFECT OF MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the New York Business Corporation Law and the business corporation laws of the State of Nevada. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of Newco shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of the Company shall be merged with and into Newco, and Newco, as the


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Surviving Corporation, shall be fully vested therewith. At the Effective Time, the separate existence of the Company shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to the Company and Newco shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Company and Newco; and the title to any real estate, or interest therein, whether by deed or otherwise, vested in the Company and Newco, shall not revert or be in any way impaired by reason of the Merger. Except as otherwise provided herein, the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the Company and Newco and any claim existing, or action or proceeding pending, by or against the Company or Newco may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of the Company or Newco shall be impaired by the Merger, and all debts, liabilities and duties of the Company and Newco shall attach to the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

         1.5 MERGER CONSIDERATION; CONVERSION OF SHARES.

                  (a) As of the Effective Time, all of the shares of Common Stock of the Company, no par value per share ("Company Stock"), issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, shall be automatically converted to, in the aggregate, shares of Common Stock of the Parent, par value $.01 per share ("Parent Stock") and cash, as follows (collectively, the "Merger Consideration"):

                      (1) a number of shares of Parent Stock equal to the
                  quotient of $1,500,000 divided by the price to the public of a share of Parent Stock offered in the IPO, subject to the post-closing adjustment with respect to such amount as set forth in SECTION 2 below; and

                      (2) cash, certified check, wire transfer or other
                  readily available funds in the amount of $500,000, subject to the post-closing adjustment with respect to such amount as set forth in SECTION 2 below.

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                  (b) Each share of Company Stock held in the treasury of the
Company immediately prior the Effective Time (if any) shall be canceled without any conversion thereof and no payment shall be made with respect thereto.

                  (c) As of and after the Effective Time, the Surviving Corporation shall not be bound by any options, warrants, rights or agreements with respect to the issuance or acquisition of capital stock of the Company which would entitle any person to own, purchase or receive any capital stock of the Company. As of the date hereof, there are no options, warrants, rights or agreements with respect to the issuance or acquisition of the capital stock of the Company except for the Merger transaction contemplated by this Agreement.

         1.6 DELIVERY OF MERGER CONSIDERATION/ESCROW OF SHARES/SET-OFF.

                  (a) At the Closing, the Stockholders shall, upon surrender of certificates representing all outstanding shares of Company Stock, receive their pro rata share of the aggregate Merger Consideration set forth in SECTION 1.5 above in accordance with the percentage ownership interests of the Stockholders reflected on SCHEDULE 3.4 hereto, provided, however, that a number of shares of Parent Stock included in the aggregate Merger Consideration with a value of $100,000 based on the public offering price of Parent Stock in the IPO (the "Escrow Shares") and allocated pro rata among the Stockholders shall be delivered into escrow at the Closing pursuant to the Escrow Agreement attached hereto as EXHIBIT 1.6. In addition to all other rights and remedies of the Parent, Newco and the Surviving Corporation for breach by the Company or the Stockholders of the representations and warranties of the Company and Stockholders herein, both at law and in equity, the Parent shall have the right to set-off against the Escrow Shares for any claims of the Parent or the Surviving Corporation arising under the post-Closing adjustment provisions of
Section 2 below and/or the indemnity provisions of SECTION 12 below.

                  (b) The Stockholders shall deliver to the Parent at the Closing the certificates representing Company Stock, duly endorsed in blank by each Stockholder, or accompanied by duly executed stock powers. The Stockholders shall cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to Company Stock or with respect to the stock powers accompanying any of Company Stock.

                  (c) Upon surrender of the certificates representing shares of Company Stock, such certificates shall be canceled, and as of the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of the Company thereafter.

                  (d) No certificates representing fractional shares of Parent Stock shall be issued upon the surrender of certificates which, prior to the Effective Time, represented shares of Company Stock. In lieu of any such fractional shares, the Stockholders will be paid an amount in cash based on the public offering price of Parent Stock in the IPO.



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                  1.7 CLOSING. Within two (2) business days following the date on which the price of the shares of Parent Stock offered to the public in the contemplated IPO shall have been determined, the Parent, the Company and Newco shall take all actions necessary to effect the Merger (including filing the Merger Certificates which shall become effective at the Effective Time) and to effect the conversion and delivery of shares referred to in SECTION 1.6 hereof (hereinafter referred to as the "Closing"); provided, however, that such actions shall not include the actual completion of the Merger or the conversion and delivery of the shares referred to in SECTION 1.6 hereof, which actions shall only take place at the Effective Time (which shall be contemporaneous with the IPO closing date) as herein provided. The Closing shall take place at the offices of Duffy & Sweeney, LLP, 300 Turks Head Building, Providence, Rhode Island 02903, or at such other place and time or date as may be mutually agreed upon by the parties hereto. The actual date of the Closing is referred to herein as the "Closing Date". Concurrently with the closing of the IPO, the Merger shall become effective and all transactions contemplated by this Agreement, including the conversion and delivery of shares and the delivery of checks in for the cash portion of the Merger Consideration, shall be completed. Except as otherwise provided in SECTION 9 hereto, during the period between the date of the final pricing of the shares of Parent Stock to be offered to the public in the contemplated IPO (as determined by the Parent and its underwriters), and the Closing Date, this Agreement may only be terminated by the parties if the underwriting agreement in respect of the IPO is terminated pursuant to its terms. This Agreement shall in any event terminate if the Effective Time has not occurred within 15 business days of the Closing Date. Time is of the essence.

SECTION 2.        POST CLOSING ADJUSTMENT

         2.1 POST-CLOSING ADJUSTMENT. Within forty-five (45) days after the Closing, the Parent shall engage KPMG Peat Marwick LLP to audit a balance sheet prepared in accordance with generally accepted accounting principles ("GAAP") of the Company as of 5:00 PM (EST) on the day prior to the Closing Date (the "Closing Date Balance Sheet"). Such Closing Balance Sheet will utilize the accrual method of accounting notwithstanding the fact that the Company has heretofore utilized the cash-basis method of accounting in connection with its financial statements and taxes. If the aggregate shareholders' equity as shown on the Closing Date Balance Sheet is less than $167,000 (the amount of such shortfall being hereafter known as the "Net Worth Deficiency"), the Stockholders shall pay, within 5 days of the date of determination of the Net Worth Deficiency (subject to the dispute resolution procedure set forth below) (i) 25% of the Net Worth Deficiency to the Parent in cash, by certified check or by wire transfer of immediately available funds, and (ii) 75% of the Net Worth Deficiency in shares of Parent Stock which shall be valued at the "closing sales price" (as defined in Section 4(b)(i) of the Escrow Agreement attached hereto as Exhibit 1.6) for the ten (10) business day period immediately preceding the date the parties reach agreement as to any Net Worth Deficiency. The Parent shall have the option, at its sole discretion and notwithstanding any language to the contrary in the Escrow Agreement attached hereto, to receive the shares of Parent Stock necessary to satisfy


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75% of the Net Worth Deficiency from the Stockholders directly (i.e. not from the "Escrow Shares") or from the Escrow Shares. Notwithstanding anything in this
SECTION 2 to the contrary, if there is any Net Worth Deficiency and the Stockholders dispute any item contained on the Closing Date Balance Sheet, the Stockholders shall notify the Parent in writing of each disputed item (collectively, the "Disputed Amounts"), and specify the amount thereof in dispute within thirty (30) business days after the delivery of the Closing Date Balance Sheet. If the Parent and the Stockholders cannot resolve any such dispute which would eliminate or reduce the amount of the Net Worth Deficiency, then such dispute shall be resolved by an independent nationally recognized accounting firm which is reasonably acceptable to the Parent and the Stockholders (the "Independent Accounting Firm"). The determination of the Independent Accounting Firm shall be made as promptly as practical and shall be final and binding on the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated between the Parent and the Stockholders so that the Stockholders' aggregate share of such costs shall bear the same proportion to the total costs that the Disputed Amounts unsuccessfully contested by the Stockholders (as finally determined by the Independent Accounting Firm) bear to the total of the Disputed Amounts so submitted to the Independent Accounting Firm.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.

         3.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to the Parent and Newco to enter into this Agreement and consummate the transactions contemplated hereby, the Company and each of the Stockholders hereby jointly and severally make to the Parent and Newco the representations and warranties contained in this Section 3.

         3.2 ORGANIZATION AND QUALIFICATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased and where such business is currently conducted or proposed to be conducted. The copies of the Certificate of Incorporation of the Company as amended to date, certified by the Secretary of State of Nevada and the bylaws certified by the Secretary of the Company and heretofore delivered to the Parent's counsel, are complete and correct, and no amendments thereto are pending. The stock records and minute books of the Company which have heretofore been delivered to the Parent's counsel are correct and complete. The Company is duly qualified to do business as a foreign corporation in New York and in each other jurisdiction in which it owns, operates or leases real property and in each other jurisdiction in which the failure to be so qualified or registered would have a material adverse effect on the properties, assets, business, financial condition and prospects of the Company.

         3.3 SUBSIDIARIES; INVESTMENTS. Except as set forth in SCHEDULE 3.3, the Company has no direct or indirect subsidiaries and owns no securities issued by any other business


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organization or governmental authority, except U.S. Government securities, bank certificates of deposit and money market accounts acquired as short-term investments in the ordinary course of its business. Except as set forth in
SCHEDULE 3.3, the Company neither owns nor has any direct or indirect interest in or control over any corporation, partnership, joint venture or entity of any kind. For purposes of this Agreement, the term "subsidiary" means, with respect to any person, any corporation 20% or more of the outstanding voting securities of which, or any partnership, joint venture or other entity 20% or more of the total equity interest of which, is directly or indirectly owned by such person.

         3.4 CAPITAL STOCK. The total authorized capital stock of the Company consists solely of the shares listed on U3.4. All of the issued and outstanding shares of the Company Common Stock are duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the Stockholders as set forth in SCHEDULE 3.4 free and clear of any liens, claims, encumbrances, restrictions, security interests, mortgages, pledges or other demands, and all such shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder. No shares of the Company Stock are held in the treasury of the Company. SCHEDULE 3.4 contains a complete and correct listing of the Stockholders of the Company at the date hereof, together with the number and class of the capital stock of the Company owned by each such stockholder. There are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind for or relating to the issuance, sale, registration or voting of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of the Company. The Company has never acquired any treasury stock.

         3.5 AUTHORITY OF THE COMPANY AND THE STOCKHOLDERS

                  (a) The Company has full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by it pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument have been duly authorized by the Company's Board of Directors, and have been approved by the Stockholders by a unanimous written consent vote executed by each Stockholder. This Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to or as contemplated by this Agreement (to the extent it contains obligations to be performed by the Company) constitutes, or when executed, delivered and approved by the Company Stockholders will constitute, valid and binding obligations of the Company, enforceable in accordance with their respective terms. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument:



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                           (i) does not and will not violate any provision of
         the Articles of Incorporation or bylaws of the Company;

                           (ii) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to the Company or require the Company to obtain any court, regulatory body, administrative agency or other approval, consent or waiver, or make any filing with, any federal, state, local or foreign governmental body, agency or official ("Governmental Entity") that has not been obtained or made, other than the filing of the Certificate of Merger in accordance with the New York Business Corporation Law and the business corporation laws of the State of Nevada and except for any other approvals, consents, waivers and filings that, if not obtained or made, individually or in the aggregate, would not have a material adverse effect on the properties, assets, business, financial condition or prospects of the Company; and

                           (iii) except as otherwise indicated on SCHEDULE 3.15 hereto, do not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets of the Company, except where such breach, default, acceleration or right of termination would not have a material adverse effect on the properties, assets, business, financial condition or prospects of the Company, and would not result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets of the Company.

                  (b) Each Stockholder has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument to be executed and delivered by each Stockholder pursuant to or as contemplated by this Agreement (to the extent it contains obligations to be performed by such Stockholder) constitutes, or when executed and delivered will constitute, valid and binding obligations of such Stockholder enforceable in accordance with their respective terms, subject to the terms hereof. The execution, delivery and performance by each Stockholder of this Agreement and each such agreement, document and instrument:

                           (i) do not and will not violate any provision of the Articles of Incorporation or bylaws of the Company;



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                           (ii) do not and will not violate any laws of the
         United States, or any state or other jurisdiction applicable to such Stockholder or require such Stockholder to obtain any approval, consent or waiver of, or make any filing with, any Governmental Entity that has not been obtained or made; and

                           (iii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder is a party or by which the property of such Stockholder is bound or to which the property of such Stockholder is subject or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company. Except as disclosed on SCHEDULE 3.15, there are no Stockholder agreements with respect to the ownership or operation of the Company, and any such agreements shall be terminated prior to the Closing.

         3.6 STATUS OF PROPERTY OWNED OR LEASED.

                  (a) REAL PROPERTY. The real property identified as being owned or leased by the Company on SCHEDULE 3.6(a) is collectively referred to herein as the "Real Property". The Real Property constitutes all the real property owned and leased by the Company.

                           (i) TITLE. Except as set forth on SCHEDULE 3.6(a), there are no unrecorded mortgages, deeds of trust, ground leases, security interests or similar encumbrances, liens, assessments, licenses, claims, rights of first offer or refusal, options, or options to purchase, or any covenants, conditions, restrictions, rights of way, easements, judgments or other encumbrances or matters affecting title to the Real Property. There are no leases, tenancies or occupancy rights of any kind affecting any of the Real Property.

                           (ii) SECURITY INTERESTS. There is not now, nor, as a result of the consummation of the transactions contemplated hereby, will there be, any mortgages, deeds of trust, ground leases, security interests or similar encumbrances on the Real Property, except as set forth on SCHEDULE 3.6(a) (collectively, the "Encumbrances"). There is no outstanding principal balance or accrued unpaid interest or other amount due as of the date hereof under any instrument secured by any of the Encumbrances and all payments required under each Encumbrance to the date hereof have been made in full. No condition or fact does or will exist, as a result of the consummation of the transactions contemplated hereby, which, with the lapse of time or the giving of notice or both, would constitute a material default thereunder or result in any acceleration of the indebtedness



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         secured thereby or any increase in the amount of interest, premiums or penalties payable on such indebtedness.

                           (iii) COMMISSIONS. There are no brokerage or leasing fees or commissions or other compensation due or payable on an absolute or contingent basis to any person, firm, corporation, or other entity with respect to or on account of any of the Encumbrances or the Real Property, and no such fees, commissions or other compensation shall, by reason on any existing agreement, become due after the date hereof.

                           (iv) PHYSICAL CONDITION. Except as set forth on
         SCHEDULE 3.6(a), there is no material defect in the physical condition of any of the Real Property. Except as set forth on SCHEDULE 3.6(a), there is no material defect in any material improvements located on or constituting a part of any of the Real Property, including, without limitation, the structural elements thereof, the mechanical systems (including without limitation all heating, ventilating, air conditioning, plumbing, electrical, elevator, security, telecommunication, utility, and sprinkler systems) therein, the roofs or the parking and loading areas (collectively, the "Improvements"). All of the Improvements located on or constituting a part of any of the Real Property, including, without limitation, the structural elements thereof, the mechanical systems therein, the roofs and the parking and loading areas are in generally good operating condition and repair.

                           (v) UTILITIES. The Company has not received any written notice of any termination or impairment of the furnishing of, or any material increase in rates for, services to any of the Real Property of water, sewer, gas, electric, telecommunication, drainage or other utility services, except ordinary and usual rate increases applicable to all customers (or all customers of a certain class) of a utility provider. The Company has not entered into any agreement requiring it to pay to any utility provider rates which are less favorable than rates generally applicable to customers of the same class as the Company.

                           (vi) COMPLIANCE. Except as set forth on
         SCHEDULE 3.6(a), the Company has not received any written notice from any municipal, state, federal or other governmental authority with respect to any violation of any zoning, building, fire, water, use, health, environmental or other statute, ordinance, code or regulation issued in respect of any of the Real Property that has not been heretofore corrected, and except in either case as set forth in
         SCHEDULE 3.6(a) hereto.

                           (vii) GOVERNMENT APPROVALS. The Company has not received any notice of any plan, study or effort by any Governmental Entity which would adversely affect the present use, zoning or value to the Company of any of the Real Property or which would modify or realign any adjacent street or highway in a manner materially adverse to the Company.



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                           (viii) ZONING. The Company has not received any
         notice of any zoning violations. All buildings and improvements situated on the Real Property were built pursuant to validly issued building permits. Certificates of occupancy were issued for all such structures as built, and all such structures have been maintained as built since such certificates were issued.

                           (ix) REAL PROPERTY TAXES. Except as set forth in said
         Schedule 3.6(a), no special assessments of any kind (special, bond or otherwise) are or have been levied against any Real Property, or any portion thereof, which are outstanding or unpaid. Each property constituting part of the Real Property is assessed as a separate and distinct tax lot.

                           (x) SERVICE CONTRACTS. A complete list of all material existing service, management, supply or maintenance or equipment lease contracts and other contractual agreements affecting the Real Property or any portion thereof (the "Service Contracts") is set forth on SCHEDULE 3.6(a). All such Service Contracts are terminable upon no more than thirty (30) days written notice, at no cost, except as specified in SCHEDULE 3.6(a).

                  (b) PERSONAL PROPERTY. A list of each item of the machinery, equipment and other fixed assets owned or leased by the Company having a fair market value of at least $5,000 (the "Equipment"), is contained in SCHEDULE 3.6(b) hereto. All of the Equipment and other machinery, equipment and personal property of the Company is located on the Real Property or used in the operation of the Company. Except as specifically disclosed in SCHEDULE 3.6(b) or in the Company Financial Statements (as hereinafter defined), the Company has good and marketable title to all of the personal property owned by it. None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically disclosed in any Schedule hereto or in the Financial Statements. The Financial Statements reflect all personal property of the Company, subject to dispositions and additions in the ordinary course of business consistent with this Agreement. Except as otherwise specified in SCHEDULE 3.6(b) hereto, all leasehold improvements, furnishings, machinery and equipment of the Company are in generally good repair, normal wear and tear excepted, have been well maintained, and conform in all material respects with all applicable ordinances, regulations and other laws.

         3.7. FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

                  (a) The Company has delivered to the Parent the following financial statements, copies of which are attached hereto as SCHEDULE 3.7:

                           (i) Compiled, reviewed or management-prepared balance sheets of the Company dated December 31, 1995, December 31, 1996, and December 31, 1997, and compiled, reviewed or management-prepared statements of income, stockholders' equity and cash flows for each of the three (3) years ended December 31, 1995, 1996 and 1997, certified by the Chief Financial Officer of the Company (the "Year-End Company Financial Statements");

                           (ii) Draft audited balance sheets of the Company as of December 31, 1998 (herein the "Company Balance Sheet Date") and statements of income, stockholders' equity and cash flows for the twelve months then ended, certified by the chief financial officer of the Company (the "Interim Company Financial Statements", together with the Year-End Company Financial Statements, the "Company Financial Statements");

The Company Financial Statements have been prepared in accordance with GAAP applied consistently during the periods covered thereby (except that the Interim Company Financial Statements are subject to normal year-end audit adjustments and do not include footnotes), and present fairly in all respects the financial condition of the Company at the dates of said statements and the results of their operations for the periods covered thereby.

                  (b) As of the Company Balance Sheet Date, the Company had no liabilities of any nature, whether accrued, absolute, contingent or otherwise, (including without limitation liabilities as guarantor or otherwise with respect to obligations of others or contingent liabilities arising prior to the Company Balance Sheet Date) except liabilities stated or adequately reserved for on the Company Financial Statements or reflected in Schedules furnished to Parent hereunder as of the date hereof.

                  (c) As of the date hereof, the Company has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent liabilities arising prior to the date hereof or the Closing, as the case may be) except liabilities (i) stated or adequately reserved against on the appropriate Company Financial Statement or the notes thereto, (ii) reflected in Schedules furnished to Parent hereunder on the date hereof or (iii) incurred in the ordinary course of business of the Company consistent with prior practices.

                  (d) The Company's "gross revenues" (which shall mean total aggregate sales less returns, credits and other customary, normal adjustments to revenue) as set forth in the Company Financial Statements for the twelve month period ended December 31, 1998 exceed $547,000, and the aggregate stockholder's equity as shown on the Company's Financial Statements as of the Company Balance Sheet Date exceeds $167,000.

         3.8 TAXES.

                  (a) The Company has paid or caused to be paid all federal, state, local, foreign and other taxes, including without limitation income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), in the amounts indicated on tax returns filed by the Company through the date hereof or in correspondence received from any federal, state, local or foreign government taxing authority, whether disputed or not (other than current taxes the liability for which is adequately reserved for on the financial statements provided to the Parent pursuant to SECTION 3.7 hereof).

                  (b) The Company has in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. For every taxable period of the Company, the Company has delivered or made available to Parent complete and correct copies of all federal, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company. SCHEDULE 3.8 attached hereto sets forth all federal tax elections under the Internal Revenue Code of 1986, as amended (the "Code"), that are in effect with respect to the Company or for which an application by the Company is pending.

                  (c) Neither the Internal Revenue Service ("IRS") nor any other governmental authority is now asserting in writing or threatening to assert against the Company any deficiency or claim for additional Taxes or a claim that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. The Company has not entered into a closing agreement pursuant to Section 7121 of the Code.

                  (d) Except as set forth in SCHEDULE 3.8 attached hereto, there has not been any audit of any tax return filed by the Company, no audit of any tax return of the Company is in progress, and the Company has not been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in SCHEDULE 3.8, no extension of time with respect to any date on which a tax return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes.

                  (e) (i) The Company has not consented to have the provisions of Section 341(f)(2) of the Code applied to it, (ii) the Company has not agreed to, and has not been requested by any governmental authority to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise and (iii) the Company has never made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances would obligate it to make any payments, that will not be deductible under Section 280G of the Code. The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a penalty for underpayment of federal Tax under
Section 6662 of the Code. The Company has never had any liability for unpaid Taxes because it is a member of an "affiliated group" (as defined in Section 1504(a) of the Code). The Company has never filed, nor has it ever been required to file, a consolidated, combined or unitary tax return with any entity. The Company is not a party to any tax sharing agreement.

                  (f) The Company computes its federal taxable income under the cash basis method of accounting.

                  (g) For purposes of this SECTION 3.8, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

         3.9 ACCOUNTS RECEIVABLE. All accounts receivable of the Company as of the respective balance sheet dates in the Company Financial Statements and all accounts receivable arising thereafter or hereafter to the Closing Date, arose or will arise from valid sales in the ordinary course of business. Except as set forth in SCHEDULE 3.9, the Company has no accounts or loans receivable from any person, firm or corporation which is affiliated with the Company. For purposes hereof, "affiliate" means any Stockholder, or any business entity which controls, or is controlled by, or is under common control with the Company.

         3.10 INVENTORIES. The Company maintains less than $10,000 of inventory, all saleable in the ordinary course and stated in accordance with GAAP.

         3.11 ABSENCE OF CERTAIN CHANGES.

         Since December 31, 1997, the Company has conducted its business only in the ordinary course and consistent with past practices and except as disclosed in SCHEDULE 3.11 there has not been:

                    (i) Any change in the properties, assets, liabilities, business, operations, financial condition or prospects of the Company which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to the Company;

                  (ii)Except for the endorsement of checks in the ordinary course of business any material contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company;

                  (iii) Any mortgage, encumbrance or lien placed on any of the properties of the Company which remains in existence on the date hereof or will remain on the Closing Date except for liens permitted by any current agreement of the Company with respect to borrowed money;

                  (iv) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any capital assets of the Company costing more than $10,000;

                  (v) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting any of the properties, assets or business of the Company;

                  (vi) Any declaration, setting aside or payment of any dividend by the Company, or the making of any other distribution in respect of the capital stock of the Company, any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock, any issuance or sale of any securities convertible into or exchangeable for debt or equity securities of the Company or any grant, issuance or exercise of options, warrants, subscriptions, preemptive rights, agreements, arrangements or commitments of any kind for or relating to the issuance, sale, registration or voting of any shares of capital stock of any class or other equity interests of the Company;

                  (vii) Any claim of unfair labor practices asserted against the Company; any change in the compensation (in the form of salaries, wages, incentive arrangements or otherwise) payable or to become payable by the Company to any of its officers, employees, agents or independent contractors other than customary merit or cost of living increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors; any entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any officer, director or employee of the Company except for employment arrangements providing for salary or wages of less than $20,000 per annum and any oral agreement terminable at will by the Company;

                  (viii) Any change with respect to the officers or senior management of the Company, any grant of any severance or termination pay to any officer or employee of the Company;

                  (ix) Any payment or discharge of a material lien or liability of the Company which was not shown on the Company Financial Statements or incurred in the ordinary course of business thereafter;

                  (x) Any obligation or liability incurred by the Company to any of its officers, directors or stockholders, or any loans or advances made by the Company to any of its officers, directors, stockholders, except normal compensation and expense allowances payable to officers or employees;

                  (xi) Any change in accounting methods or practices other than to comply with new accounting pronouncements, credit practices or collection policies used by the Company;

                  (xii) Any other transaction entered into by the Company other than transactions in the ordinary course of business; or

                  (xiii) Any agreement or understanding whether in writing or otherwise, that would result in any of the transactions or events or require the Company to take any of the actions specified in paragraphs
         (i) through (xii) above.

         3.12 BANKING RELATIONS. All of the arrangements which the Company has with any banking institution are described in SCHEDULE 3.12 attached hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.), the names in which the accounts are held, the account number, and the name of each person, corporation, firm or other entity authorized in respect thereof.

         3.13 PATENTS, TRADE NAMES, TRADEMARKS, COPYRIGHTS AND PROPRIETARY RIGHTS. All patents, patent applications, trademark registrations, trademark registration applications, copyright registrations, copyright registration applications and all material trade names, trademarks, copyrights and other material proprietary rights owned by or licensed to the Company or used in its respective business as presently conducted (the "Proprietary Rights") are listed in SCHEDULE 3.13 attached hereto. All of the material patents, registered trademarks and copyrights of the Company and all of the material patent applications, trademark registration applications and copyright registration applications of the Company have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other countries identified on said schedule. Except as set forth in SCHEDULE 3.13: (a) use of said patents, trade names, trademarks, copyrights or other proprietary rights in the ordinary course of business as presently conducted does not require the consent of any other person and (b) the Company has sufficient title or adequate rights or licenses to use all material patents, trade names, trademarks, copyrights, or other proprietary rights used by it in its business as presently conducted free and clear of any attachments, liens, encumbrances or adverse claims. The Company has not received written notice that its present or contemplated activities or products infringe any such patents, trade names, trademarks or other proprietary rights of others. Except as set forth in SCHEDULE 3.13: (i) no other person has an interest in or right or license to use, or the right to license others to use, any of said patents, patent applications, trade names, trademarks, copyrights or other proprietary rights; (ii) there are no written claims or demands of any other person pertaining thereto and no proceedings have been instituted, or are pending or threatened, which challenge the rights of the Company in respect thereof; (iii) none of the patents, trade names, trademarks, copyrights or other proprietary rights listed in said schedule is subject to any outstanding order, decree, judgment or stipulation, or is being infringed by others; and (iv) no proceeding charging the Company with infringement of any adversely held patent, trade name, trademark or copyright has been filed or is threatened to be filed.

         3.14 TRADE SECRETS AND CUSTOMER LISTS. The Company has the right to use in the ordinary course of its business as presently conducted, free and clear of any claims or rights of others, all trade secrets, inventions, customer lists and secret processes required for or incident to the manufacture or marketing of all products presently sold, manufactured, licensed, under development or produced by it, including products licensed from others. Any payments required to be made by the Company for the use of such trade secrets, inventions, customer lists and secret processes are described in SCHEDULE 3.14. The Company is not using or in any way making use of any confidential information or trade secrets of any third party, including without limitation, a former employer of any present or past employee of the Company or any of the predecessors of the Company.

         3.15 CONTRACTS.

                  (a) Except for contracts, commitments, plans, agreements and licenses described in SCHEDULE 3.15 (complete and accurate copies of which have been delivered to the Parent), the Company is neither a party to nor subject to:

                           (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, severance or termination pay, collective bargaining or the like, or any contract or agreement with any labor union;

                           (ii) any employment contract or contract for services which requires the payment of $20,000 or more annually or which is not terminable within thirty (30) days by the Company without liability for any penalty or severance payment other than pursuant to the Company's severance policies existing on the date hereof;

                           (iii) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $10,000 each;

                           (iv) any other contracts or agreements creating any obligation of the Company of $10,000 or more with respect to any such contract;

                           (v) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                           (vi) any contract or agreement which by its terms does not terminate or is not terminable by the Company or any successor or assign within six months after the date hereof without payment of a penalty;

                           (vii) any contract or agreement for the sale or lease of its products or services not made in the ordinary course of business;

                           (viii) any contract with any sales agent or distributor of products of the Company or any subsidiary;

                           (ix) any contract containing covenants limiting the freedom of the Company to compete in any line of business or with any person or entity;

                           (x) any contract or agreement for the purchase of any fixed asset for a price in excess of $10,000 whether or not such purchase is in the ordinary course of business;

                           (xi) any license agreement (as licensor or licensee);

                           (xii) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money and any related security agreement;

                           (xiii) any contract or agreement with any officer, employee, director or stockholder of the Company or with any persons or organizations controlled by or affiliated with any of them;

                           (xiv) any partnership, joint venture, or other similar contract, arrangement or agreement; or

                           (xv) any registration rights agreements, warrants, warrant agreements or other rights to subscribe for securities, any voting agreements, voting trusts, shareholder agreements or other similar arrangements or any stock purchase or repurchase agreements or stock restriction agreements.

                  (b) All material contracts, agreements, leases and instruments to which the Company is a party or by which the Company is obligated are valid and are in full force and effect and constitute legal, valid and binding obligations of the Company and the other parties thereto, enforceable in accordance with their respective terms. Neither the Company nor any other party to any contract, agreement, lease or instrument of the Company is in default in complying with any provisions thereof, and no condition or event or facts exists which, with notice, lapse of time or both would constitute a default thereof on the part of either of the Company or on the part of any other party thereto in any such case that could have a material adverse effect on the properties, assets, financial condition or prospects of either of the Company. SCHEDULE 3.15 indicates whether any of the agreements, contracts, commitments or other instruments and documents described therein requires consent or approval to be transferred to the Surviving Corporation as a result of the transactions contemplated herein.

         3.16 LITIGATION. SCHEDULE 3.16 hereto lists all currently pending and threatened litigation and governmental or administrative proceedings or investigations to which the Company is a party. Except for matters described in
SCHEDULE 3.16, there is no litigation or governmental or administrative proceeding or investigation pending or threatened against the Company which may have an adverse effect on the properties, assets, business, financial condition or prospects of the Company or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         3.17 COMPLIANCE WITH LAWS. The Company has not received notice of a violation or alleged violation of applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority, which violation or alleged violation would have a material adverse effect on the business of the Company, and except as set forth in Schedule 3.17 hereto, the Company is currently in compliance in all material respects with all such statutes, ordinances, orders, rules or regulations, and there is no valid basis for any claim that the Company is not in compliance with any such statute, ordinance, order, rule or regulation.

         3.18 INSURANCE. SCHEDULE 3.18 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, Liability, and workers' compensation coverage and bond and surety arrangements) to which the Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five (5) years: (a) the name, address, and telephone number of the agent; (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;
(c) the policy number and the period of coverage; (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (e) a description of any retroactive premium adjustments or other loss-sharing arrangements. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, (iii) neither the Seller nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. The Seller has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.
SCHEDULE 3.18 describes any self-insurance arrangements affecting the Seller.

         3.19 WARRANTY AND RELATED MATTERS. There are no existing or threatened in writing, product liability, warranty or other similar claims against the Company alleging that any of its products or services are defective or fail to meet any product or service warranties except as disclosed in SCHEDULE 3.19 hereto. The Company has not received notice of any statements, citations, correspondence or decisions by any Governmental Entity stating that any product manufactured, marketed or distributed at any time by the Company (the "Company Products") is defective or unsafe or fails to meet any product warranty or any standards promulgated by any such Governmental Entity. There have been no recalls ordered by any such Governmental Entity with respect to any Company Product. There is no (i) fact relating to any Company Product that may impose upon the Company a duty to recall any Company Product or a duty to warn customers of a defect in any Company Product, (ii) latent or overt design, manufacturing or other defect in any Company Product, or (iii) liability for warranty or other claim or return with respect to any Company Product except in the ordinary course of business consistent with the past experience of the Company for such kind of claims and liabilities.

         3.20 FINDER'S FEES. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or the Stockholders.

         3.21 PERMITS; BURDENSOME AGREEMENTS. Schedule 3.21 lists all material permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from Governmental Entities in order for the Company to conduct its business. The Company has obtained all the Approvals, which are valid and in full force and effect. Except as disclosed on SCHEDULE 3.21, none of the Approvals is subject to termination by their express terms as a result of the execution of this Agreement by the Company or the consummation of the Merger, and no further Approvals will be required in order to continue to conduct the business currently conducted by the Company subsequent to the Closing. Except as disclosed in SCHEDULE 3.21 or in any other schedule hereto, the Company is neither subject to nor bound by any agreement, judgment, decree or order which may materially and adversely affect its properties, assets, business, financial condition or prospects.

         3.22 TRANSACTIONS WITH INTERESTED PERSONS. Except as set forth in
SCHEDULE 3.22 hereto, no Stockholder, officer, employee or director of the Company and none of their respective parents, grandparents, spouses, children, siblings or grandchildren owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor, supplier or customer of the Company or any organization, person or entity with whom the Company is doing business.

         3.23 EMPLOYEE BENEFIT PROGRAMS.

                  (a) SCHEDULE 3.23 sets forth a list of every Employee Program (as defined below) that has been maintained (as such term is further defined below) by the Company at any time during the three-year period ending on the date hereof.

                  (b) Each Employee Program which has been maintained by a Company and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code, has received a favorable determination or approval letter from the IRS regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose such qualification under the applicable Code section.

                  (c) Except as otherwise disclosed on SCHEDULE 3.23, there has not been any failure of any party to comply with any laws applicable to or the terms of any Employee Programs that have been maintained by the Company, except for any failures to comply that, individually or in the aggregate, would not have a material adverse effect on the properties, assets, business, financial condition or prospects of the Company. With respect to any Employee Program now or heretofore maintained by the Company, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly (including without limitation through any obligation of indemnification or contribution) in any taxes, penalties or other liability to the Company or any Affiliate (as defined below). No litigation, arbitration, or governmental administrative proceeding or investigation or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program.

                  (d) Neither the Company nor any Affiliate has ever maintained any Employee Program subject to Title IV of ERISA.

                  (e) Except as otherwise disclosed on SCHEDULE 3.23, with respect to each Employee Program maintained by the Company within the three years preceding the date hereof, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to the Parent: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof;
(ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; and (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan.

                  (f) Each Employee Program maintained by the Company as of the date hereof is subject to amendment or termination by the Board of Directors of the Company without any further liability or obligation on the part of the Company to make further contributions to any trust maintained under any such Employee Program following such termination and the Company has not made any written or oral representations to the contrary to its employees.

                  (g) For purposes of this SECTION 3.23:

                           (i) "Employee Program" means (a) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (b) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in subsection (a) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization;

                           (ii) an entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries);

                           (iii) an entity is an "Affiliate" of a Company for purposes of this SECTION 3.23 if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA
         Section 302(d)(8)(c) and

                           (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

         3.24 ENVIRONMENTAL MATTERS.

                  (a) Except as used in connection with routine maintenance and as set forth in Schedule 3.24 hereto, (i) the Company has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by the Company, or has ever come to be located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by the Company for treatment, storage, or disposal at any other place; (iv) the Company does not presently own, operate, lease, or use, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any Governmental Entity on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company in connection with the presence of any Hazardous Material.

                  (b) Except as set forth in SCHEDULE 3.24 hereto, (i) the Company has no liability under, nor has the Company ever violated in any material respect, any Environmental Law (as defined below); (ii) any property owned, operated, leased, or used by the Company and any facilities and operations thereon are presently in compliance in all material respects with all applicable Environmental Laws; (iii) the Company has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law (as defined below); and (iv) the Company nor any Company Stockholder has any reason to believe that any of the items enumerated in clause (iii) of this paragraph will be forthcoming.

                  (c) Except as set forth in SCHEDULE 3.24 hereto, no site owned, operated, leased, or used by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls ("pcbs") or equipment containing pcbs, or any urea formaldehyde foam insulation.

                  (d) For purposes of this SECTION 3.24, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, or contaminant, as defined or regulated under any Environmental Law or any other substance which may pose a threat to the environment or to human health or safety; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental laws, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, existing as of the date hereof; and
(iv) the Company shall mean and include the Company, its predecessors and all other entities for whose conduct the Company is or may be held responsible under any Environmental Law.

         3.25 LISTS OF CERTAIN EMPLOYEES AND SUPPLIERS.

                  (a) SCHEDULE 3.25 hereto contains a list of all current directors and officers of the Company and a list of all managers, employees and consultants of the Company who, individually, have received or are scheduled to receive base salary from the Company during the current fiscal year of $20,000 or more. In each case such schedule includes the current job title and current base salary of each such individual.

                  (b) SCHEDULE 3.25 sets forth a true and complete list of all suppliers of the Company to whom the Company made payments aggregating $25,000 or more during the most recent complete fiscal year, showing, with respect to each, the name, address and dollar volume involved.

         3.26 EMPLOYEES; LABOR MATTERS. As of the date hereof, the Company employed the number of full-time employees and part-time employees described on
SCHEDULE 3.26. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Except as set forth in SCHEDULE 3.26, upon termination of the employment of any of said employees, the Company will not by reason of the Merger be liable to any of said employees for so-called "severance pay" or any other payments. Except as set forth in SCHEDULE 3.26 attached hereto, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. The Company is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. No charges of employment discrimination or unfair labor practices have been brought against the Company, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or threatened against or involving the Company. There are no grievances, complaints or charges that have been filed against the Company under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement). No collective bargaining agreements are in effect or are currently being or are about to be negotiated by the Company. The Company has not received written notice of pending or threatened changes with respect to the senior management or key supervisory personnel of the Company.

         3.27 CUSTOMERS. SCHEDULE 3.27 sets forth any customer who accounted for more than 5% of the sales of the Company for the most recent complete fiscal year of the Company (collectively, the "Customers"). No Customer has given notice to the Company of its intention to terminate, to cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its usage or purchase of the services or products of the Company.

         3.28 Y2K. The Company has taken all necessary action to assess, evaluate and correct all of the hardware, software, embedded microchips and other processing capabilities of computer and telecommunication systems it uses, either directly or indirectly, including but not limited to computerized services provided by third parties such as billing and payroll services, to ensure that such systems will be able to function accurately and without interruption or ambiguity using date information before, during and after January 1, 2000.

         3.29 TAX-FREE REORGANIZATION. Neither the Company nor any Stockholders has taken any action which would violate any requirement, including but not limited to the continuity-of-business-enterprise requirement of 26 C.F.R. ss.1.368-1(d), for tax-free reorganization status under SECTION 368(a) of the Code with respect to the Merger.

         3.30 DISCLOSURE.

                  (a) This Agreement, including the Schedules hereto prepared by the Company, together with the other information furnished to the Parent by the Company and the Stockholders in connection herewith, does not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading. If, prior to the 90th day after the date of the final prospectus of the Parent utilized in connection with the IPO, the Company or the Stockholders become aware of any fact or circumstance which would affect the accuracy of a representation or warranty of the Company or the Stockholders in this Agreement, in any material respect, the Company and the Stockholders shall immediately give notice of such fact or circumstance to the Parent. However, subject to the provisions of SECTION 4.8, such notification shall not relieve either the Company or the Stockholders of their respective obligations under this Agreement, and subject to the provisions of SECTION 4.8, at the sole option of the Parent, the truth and accuracy of any and all warranties and representations of the Company, or on behalf of the Company and of the Stockholders at the date of this Agreement and on the Closing Date and immediately prior to at the Effective Time, shall be a precondition to the consummation of this transaction.

                  (b) The Company and the Stockholders acknowledge and agree (i) that there exits no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that the contemplated IPO of the Parent will occur at a particular price or within a particular range of prices or occur at all; (ii) that neither the Parent, its subsidiaries or any of their respective officers, directors, agents or representatives nor any underwriter shall have any liability to the Company or the Stockholders or any other person affiliated or associated with the Company for any failure of the contemplated IPO to occur at a particular price or within a particular range of prices or to occur at all; and (iii) that the decision of the Stockholders to enter into this Agreement, or to vote in favor of or consent to the Merger, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made performed by any prospective underwriter, relative to the Parent or the contemplated IPO.

SECTION 4. COVENANTS OF THE COMPANY AND THE STOCKHOLDERS.

         4.1 MAKING OF COVENANTS AND AGREEMENTS. The Company and the Stockholders covenant and agree as set forth in this SECTION 4.

         4.2 CONDUCT OF BUSINESS. Between the date of this Agreement and the Merger Effective Date, the Stockholders will cause the Company to do and the Company will do the following, unless Parent shall otherwise consent in writing:

                  (a) conduct its business only in the ordinary course consistent with past practices, refrain from changing or introducing any method of management or operations except in the ordinary course of business and in a manner consistent with past practices and maintain levels of working capital consistent with past practices;

                  (b) refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing or selling any capital asset costing more than $5,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets;

                  (c) refrain from incurring or modifying any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring or modifying any other contingent or fixed obligations or liabilities except in the ordinary course of business and in a manner consistent with past practices;

                  (d) refrain from making any change in its incorporation documents, by-laws or authorized or issued capital stock or from acquiring any securities issued by any other business organization other than short-term investments in the ordinary course of business;

                  (e) refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock, making any direct or indirect redemption, purchase or other acquisition of its capital stock, issuing, granting, awarding, selling, pledging, disposing of or encumbering or authorizing the issuance, grant, award, sale, pledge, disposition or encumbrance of any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or entering into any agreement or commitment with respect to any of the foregoing;

                  (f) refrain from making any change in the compensation payable or to become payable to any of its officers, employees or agents, except for scheduled increases in salary or wages in the ordinary course of business that are consistent with past practices, or granting any severance or termination pay to, or establishing, adopting or entering into any agreement or arrangement providing for severance or termination pay to, or entering into or amending any employment, or other agreement or arrangement with, any director, officer or other employee of the Company or any Stockholder or establishing, adopting or entering into or amending any collective bargaining, bonus, incentive, deferred compensation, profit sharing, stock option or purchase, insurance, pension, retirement or other employee benefit plan;

                  (g) refrain from making any change in its borrowing arrangements or modifying, amending or terminating any of its contracts except in the ordinary course of business, or waiving, releasing or assigning any material rights or claims;

                  (h) use reasonable efforts to prevent any change with respect to its management and supervisory personnel or banking arrangements;

                  (i) use reasonable efforts to keep intact its business organization and to preserve the goodwill of and business relationships with all suppliers, customers and others having business relations with it, and to maintain its properties and facilities, including those held under leases, in as good a working order and condition as on the date hereof, ordinary wear and tear excepted;

                  (j) use reasonable efforts to have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in SCHEDULE 3.18 or equivalent insurance with any substitute insurers approved by Parent;

                  (k) refrain from changing accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable) or from making any tax election or settling or compromising any federal, state, local or foreign income tax liability;

                  (l) refrain from entering into any executory agreement, commitment or undertaking to do any of the activities prohibited by the foregoing provisions; and

                  (m) permit Parent and its authorized representatives (including without limitation Parent's attorneys, accountants, and pension and environmental consultants) to have full access to all of its properties, assets, books, records, business files, executive personnel, tax returns, contracts and documents and furnish to Parent and its authorized representatives such financial and other information with respect to its business or properties as Parent may from time to time reasonably request.

         4.3 CONSENTS AND APPROVALS. The Company and each of the Stockholders shall use their best efforts to obtain or cause to be obtained prior to the Closing Date all necessary consents and approvals to the performance of the obligations of the Company and the Stockholders under this Agreement, including, without limitation, the consents and authorizations described in SCHEDULE 3.15 or SCHEDULE 4.3 and such other authorizations, waivers, consents and permits as may be necessary to transfer to Parent and/or to retain in full force and effect without penalty subsequent to the Effective Time all contracts, permits, licenses and franchises of or applicable to the businesses of the Company.

         4.4 ACTION BY WRITTEN CONSENT OF STOCKHOLDERS. On the date hereof the Stockholders will execute and deliver a unanimous written consent in lieu of a meeting in accordance with applicable law for the purpose of authorizing the transactions contemplated hereby. The recommendation of the Board of Directors will remain in effect at all times prior to the Effective Time. The Stockholders hereby agree to vote all shares of capital stock of the Company held of record by them or over which they exercise voting control in favor of the Merger, this Agreement and the consummation of the transactions contemplated hereby and shall not demand appraisal or dissenter's rights in connection with the merger under the business corporation laws of the State of Nevada.

         4.5 EXCLUSIVE DEALING. Unless and until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to SECTION 9, neither the Company nor any Stockholder shall, nor shall any of them permit any director, officer, employee or agent of either of the Company to, directly or indirectly, (i) take any action to solicit, initiate submission of or encourage, proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a portion of the assets of, or any equity interest in, the Company or any merger or business combination with the Company (an "Acquisition Proposal"), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal with any person or entity other than Parent and Newco and their representatives, or (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do any of the foregoing.

         4.6 NO SALES OF CAPITAL STOCK. Between the date of this Agreement and the Effective Time, none of the Stockholders shall sell, exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any Company Stock owned beneficially or of record by such Stockholder, nor grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner such shares of Company Stock; provided, however, that notwithstanding anything to the contrary stated herein, any transferee, executor, heir, legal representative, successor or assign of any Stockholder shall be bound by this Agreement.

         4.7 NOTIFICATION OF CERTAIN MATTERS. The Stockholders and the Company shall give prompt notice to the Parent of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the Company or the Stockholders contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of any Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. The delivery of any notice pursuant to this SECTION 4.8 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in SECTION 7 or elsewhere or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         4.8 AMENDMENT OF SCHEDULES. The Company and the Stockholders agree that, with respect to the representations and warranties contained in this Agreement, the Company and the Stockholders shall have the continuing obligation until the Closing Date to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described on the Schedules. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the Company or the Stockholders that constitutes or reflects an event or occurrence that would be reasonably likely to have a material adverse effect may be made unless the Parent consents to such amendment or supplement.

         4.9 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The Company and the Stockholders shall furnish or cause to be furnished to the Parent and its underwriters all of the information concerning the Company and the Stockholders reasonably requested by the Parent and its underwriters for inclusion in, and will cooperate with the Parent and its underwriters in the preparation of, any Registration Statement required by the Securities and Exchange Commission and any prospectus included therein (including audited and unaudited financial statements, prepared in accordance with GAAP, and in form otherwise reasonably requested by the Parent and its underwriters as suitable for inclusion in the Registration Statement). The Company and the Stockholders agree to promptly advise the Parent if at any time during the period in which a prospectus relating to the IPO is required to be delivered under the Securities Act, any information contained in the prospectus concerning the Company or the Stockholders becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy. Insofar as the information requested relates solely to the Company or the Stockholders, each of the Company and the Stockholders jointly and severally represents and warrants that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         4.10 FURTHER ASSURANCES. The Company and Stockholders hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE PARENT AND NEWCO.

         5.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As of the date hereof, the Parent and Newco hereby represent and warrant to the Stockholders and the Company as set forth in this Section 5.

         5.2 ORGANIZATION OF THE PARENT AND NEWCO. The Parent and Newco are corporations duly organized, validly existing and in good standing under the laws their respective state of incorporation with full corporate power and authority to conduct their respective businesses in the manner as now conducted.

         5.3 AUTHORITY. All necessary corporate action has been taken by the Parent and Newco to authorize the execution, delivery and performance of this Agreement and each agreement, document and instrument to be executed and delivered by the Parent and/or Newco pursuant to this Agreement. This Agreement and each agreement, document and instrument to be executed and delivered by the Parent and/or Newco pursuant to this Agreement (to the extent it contains obligations to be performed by the Parent and/or Newco) constitutes, or when executed and delivered by the Parent and/or Newco will constitute, valid and binding obligations of the Parent and/or Newco enforceable in accordance with their respective terms.

         5.4 NO CONFLICTS. The execution, delivery and performance by the Parent and Newco of this Agreement and each such other agreement, document and instrument: (i) does not and will not violate any provision of the Certificate of Incorporation or bylaws of the Parent or Newco; and (ii) will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which the Parent or Newco is a party or by which the property of the Parent or Newco is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets of the Parent or Newco, except where such breach, default, acceleration or right of termination would not have a material adverse effect on the properties, assets, business, financial condition or prospects of the Parent or Newco, and would not result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets of the Parent or Newco.

         5.5 PARENT STOCK. The Parent Stock to be delivered to the Stockholders at the Closing, when delivered in accordance with the terms of this Agreement, will constitute valid and legally issued shares of the Common Stock of the Parent, fully paid and non-assessable. Such Parent Stock will constitute restricted securities and will be subject to the lock-up provisions and other transfer restrictions imposed under this Agreement and under applicable federal and state securities laws as described in SECTION 9 below.

         5.6 LITIGATION. There is no litigation or governmental or administrative proceeding or investigation pending or threatened against the Parent or Newco which may have an adverse effect on the properties, assets, business, financial condition or prospects of the Parent or Newco or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         5.7 COMPLIANCE WITH LAWS. Neither the Parent nor Newco has received notice of a violation or alleged violation of applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority, which violation or alleged violation would have a material adverse effect on the business of the Parent or Newco.

SECTION 6. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARENT AND NEWCO.

         6.1 INTRODUCTION. The obligations of the Parent (and its accountants KPMG Peat Marwick LLP) and Newco to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the conditions set forth in this SECTION 6.

         6.2 EXAMINATION OF FINANCIAL STATEMENTS. Prior to the Closing Date, the Parent shall have had sufficient time to review the unaudited balance sheets of the Company as of the last day of the month ended immediately prior to the Closing Date (if December 31, including year-end adjustments) and the unaudited statements of income, cash flow and stockholder's equity for the period then ended, disclosing no material change in the financial condition of the Company or the results of its operations from the financial statements originally furnished by the Company as set forth in SCHEDULE 3.7. In addition, prior to the Closing Date, the Parent and Newco shall have had sufficient opportunity to review the audited balance sheet of the Company as of December 31, 1998 and the audited statements of income, cash flow and stockholders' equity for the years ended December 31, 1998 and December 31, 1997 prepared by the Parent's accounting firm in accordance with GAAP in connection with the contemplated IPO, and the Parent shall be satisfied in all respects with such financial information, and such information shall indicate that the Company's gross revenues for the year ended December 31, 1998 shall exceed $547,000, and the aggregate stockholder's equity as of December 31, 1998 shall exceed $167,000.

         6.3 NO MATERIAL ADVERSE CHANGE. No material adverse change in the results of operations, financial position or business of the Company shall have occurred and the Company shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, since the Company Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of the Company to conduct its business; and the Parent shall have received on the Closing Date a certificate signed by the President of the Company and each of the Stockholders to such effect.

         6.4 DUE DILIGENCE AND REGULATORY REVIEW. The Parent shall have completed to its satisfaction a due diligence investigation of the Company and its prospects, business, assets, contracts, rights, liabilities and obligations, including a review of the practices and procedures of the Company with respect to compliance with contracts and federal, state and local laws and regulations governing the operations of the Company. Such review shall be satisfactory in all respects to the Parent, in its sole discretion.

         6.5 OPINION OF COUNSEL. The Parent shall have received an opinion from Paravati, Karl, Green & DeBella, counsel to the Company and the Stockholders, dated the Closing Date, in form and substance satisfactory to the Parent, to the effect that with respect to the Company:

                  (a) the Company has been duly organized and is validly subsisting in good standing under the laws of the State of Nevada.

                  (b) the authorized and outstanding capital stock of the Company is as represented by the Stockholders in this Agreement and each share of such stock has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of the preemptive rights of any stockholder;

                  (c) to the knowledge of such counsel, the Company does not have any outstanding options, warrants, calls, conversion rights or other commitments of any kind to issue or sell any of its capital stock;

                  (d) this Agreement has been duly authorized, executed and delivered by the Company and the Stockholders and constitutes a valid and binding agreement of the Company and the Stockholders enforceable against them in accordance with its terms except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors and except (i) as the same may be subject to the effect of general principles of equity and (ii) that no opinion need be expressed as to the enforceability of indemnification provisions included herein;

                  (e) except to the extent set forth on SCHEDULE 3.16, to the knowledge of such counsel, there are no claims, actions, suits or proceedings pending, or threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located;

                  (f) no notice to, consent, authorization, approval or order of any court or governmental agency or body or of any other third party is required in connection with the execution, delivery or consummation of this Agreement by any Stockholders or for the transfer to the Parent of the Company Stock;

                  (g) the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions of the Company's Certificate of Incorporation or the bylaws of the Company or of any lease, instrument, license, permit or any other agreement to which the Company is a party or by which the Company or any Stockholder is bound; and

                  (h) any other matters incident to the matters set forth herein as reasonably required by the Parent.

         6.6 ADDITIONAL LIABILITIES AND OBLIGATIONS. The Stockholders shall have delivered to the Parent a certificate dated the Closing Date, setting forth (i) all liabilities and obligations of the Company arising since the Company Balance Sheet Date and (ii) showing all material contracts and agreements, together with copies thereof, entered into by the Company since the Company Balance Sheet Date.

         6.7 GOOD STANDING CERTIFICATES; CERTIFIED COPY OF THE CERTIFICATE OF INCORPORATION. The Company shall have delivered to the Parent certificates, dated as of a date no earlier than twenty days prior to the Closing Date, duly issued by the Secretary of State and the Department of Revenue of the state of Nevada (and by the Secretary of State and the Department of Revenue of New York and of any other state in which the Company is authorized to do business), showing that the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Company for all periods prior to the dates of such certificates have been filed and paid. The Company shall also have delivered to the Parent prior to the Closing a recent copy of its Certificate of Incorporation and all amendments thereto duly certified by the Secretary of State of Nevada.

         6.8 REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of the Company and the Stockholders contained in SECTION 3 and elsewhere in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as though made on and as of the Closing Date; the Company and the Stockholders shall, on or before the Closing Date, have performed and satisfied all agreements and conditions hereunder which by the terms hereof are to be performed and satisfied by the Company or the Stockholders on or before the Closing Date; and the Company and the Stockholders shall have delivered to the

Parent a certificate dated the Closing Date signed by the Company's President and by each of the Stockholders to the foregoing effect.

         6.9 APPROVALS AND CONSENTS. The Company and the Stockholders shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by them in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the businesses of the Company subsequent to the Effective Time, and the Company and the Parent shall have received all required authorizations, waivers, consents and permits to permit the consummation of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to the Parent, from all third parties, including, without limitation, approvals required under federal and state securities laws and/or the securities and Exchange Commission, state "Blue Sky" laws, other applicable governmental authorities and regulatory agencies, lessors, lenders and contract parties, required in connection with the Merger or the Company's permits, leases, licenses and franchises, to avoid a breach, default, termination, acceleration or modification of any material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of the execution or performance of this Agreement, or otherwise in connection with the execution and performance of this Agreement.

         6.10 NO ACTIONS OR PROCEEDINGS. No action or proceeding by any court, administrative body or governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit, or would likely result in substantial damages in respect of, this Agreement or the complete consummation of the transactions contemplated by this Agreement, and which would in the reasonable judgment of the Parent or Newco make it inadvisable to consummate such transactions, and no law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.

         6.11 PROCEEDINGS SATISFACTORY TO NEWCO AND THE PARENT. All proceedings to be taken by the Company and the Stockholders in connection with the consummation of the Closing on the Closing Date and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transaction contemplated hereby reasonably requested by Newco and the Parent shall be reasonably satisfactory in form and substance to Newco and the Parent and their counsel.

         6.12 EMPLOYMENT AGREEMENTS. Each of the Stockholders shall have executed and delivered an individual employment agreement with Newco in the forms attached hereto as EXHIBIT 6.12(a) (for John L. Ryder), EXHIBIT 6.12(b) (for Michael Wil.Swiercz) and EXHIBIT 6.12(c) (for James L. Henrickson).

         6.13 EFFECTIVENESS OF REGISTRATION STATEMENT AND IPO CLOSING. The Registration Statement prepared and filed in connection with the Parent's contemplated IPO shall have been declared effective by the Securities and Exchange Commission, and the Parent and its underwriters shall have successfully closed the IPO. The intent of the parties hereto is to hold the Closing for the transactions contemplated hereby as described in SECTION 1.7 contemporaneously with the IPO closing.

SECTION 7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND THE
           STOCKHOLDERS.

         7.1 INTRODUCTION. The obligations of the Company and the Stockholders to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing Date, of the following conditions (any one or more of which may be waived in whole or in part by the Company and the Stockholders):

         7.2 REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of the Parent and Newco contained in SECTION 5 shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date; the Parent and Newco shall, on or before the Closing Date, have performed and satisfied all agreements and conditions hereunder which by the terms hereof are to be performed and satisfied by the Parent and Newco on or before the Closing Date; and the Parent and Newco shall have delivered to the Company a certificate signed by the President of the Parent and of Newco and dated as of the Closing Date certifying to the foregoing effect.

         7.3 NO ACTIONS OR PROCEEDINGS. No action or proceeding by any court, administrative body or governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit, or would likely result in substantial damages in respect of, this Agreement or the complete consummation of the transactions as contemplated by this Agreement, and which would in the reasonable judgment of the Company make it inadvisable to consummate such transactions, and no law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.

         7.4 EMPLOYMENT AND OTHER AGREEMENTS. Newco shall have executed and delivered an individual employment agreement with each of the Stockholders in the forms attached hereto as EXHIBIT 6.12(a) (for John L. Ryder), EXHIBIT 6.12(b) (for Michael Wil. Swiercz) and EXHIBIT 6.12(c) (for James L. Henrickson).

         7.5 EFFECTIVENESS OF REGISTRATION STATEMENT AND IPO CLOSING. The Registration Statement prepared and filed in connection with the Parent's contemplated IPO shall have been declared effective by the Securities and Exchange Commission, and the Parent and its underwriters shall have successfully closed the IPO. The intent of the parties hereto is to hold the Closing for the transactions contemplated hereby as described in SECTION 1.7 contemporaneously with or as promptly as practicable after the IPO closing.

SECTION 8 - PARENT STOCK - TRANSFER RESTRICTIONS.

         8.1 50% LOCK-UP. In addition to applicable federal and state securities laws restricting the public sale of the Parent Stock to be issued to the Stockholders hereunder as set forth in SECTION 8.2 below, the Stockholders hereby irrevocably agree that for a period of two years after the Closing Date, they will not to (i) offer, pledge, sell or otherwise transfer directly or indirectly, more than 50% of the shares of Parent Stock received hereunder (as adjusted for any stock splits, recapitalizations, mergers or other similar events post-IPO), or (ii) enter into any agreement that transfers, in whole or in part, any of the economic consequences of ownership of more than 50% of the shares of Parent Stock received hereunder (as adjusted for any stock splits, recapitalizations, mergers or other similar events post-IPO). The Stockholders agree that the foregoing shall be binding upon the Stockholders' successors, assigns, heirs, and personal representatives.

         8.2 UNREGISTERED STOCK; INVESTMENT INTENT. The Stockholders acknowledge and agree that the shares of Parent Stock to be delivered to the Stockholders pursuant to this Agreement have not been and will not be registered under the Securities Act of 1933, as amended (the "Act") and therefore may not be resold without compliance with the Act. The Stockholders represent and warrant that the Parent Stock to be acquired by Stockholders pursuant to this Agreement is being acquired solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution. The Stockholders covenant, warrant and represent that none of the shares of Parent Stock issued to such Stockholders will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Act and the rules and regulations of the Securities and Exchange Commission and applicable state securities laws.

         8.3 ABLE TO BEAR RISK; SOPHISTICATED INVESTORS; INFORMATION. The Stockholders represent and warrant that they are able to bear the economic risk of an investment in Parent Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment. They further represent and warrant that they (i) fully understand the nature, scope and duration of the limitations on transfer contained in this Agreement and (ii) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment and therefore have the capacity to protect their own interests in connection with the acquisition of the Parent Stock. The Stockholders represent and warrant that they have had an adequate opportunity to ask questions and receive answers from the officers of the Parent concerning any and all matters relating to the acquisition of Parent Stock as contemplated by this Agreement including, without limitation, the background and experience of the officers and directors of the Parent, the plans for the operations of the business of the Parent, and any plans for additional acquisitions and the like. The Stockholders have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

         8.4 RESTRICTIVE LEGENDS. The certificates evidencing the Parent Stock to be received by the Stockholders hereunder will bear legends substantially in the form set forth below and containing such other information as the Parent may deem appropriate. References in such legend to "THE COMPANY" shall refer to the Parent.

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE SECURITIES OR BLUE SKY LAWS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE 1933 ACT AND ANY STATE SECURITIES OR BLUE SKY LAWS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY) OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE FURTHERMORE SUBJECT TO A LOCK-UP AGREEMENT WITH THE COMPANY DATED AS OF _____________, A COPY OF WHICH MAY BE OBTAINED BY CONTACTING THE SECRETARY OF THE COMPANY

         In addition, such certificates shall also bear such other legends as counsel for the Parent reasonably determines are required under the applicable laws of any state.

SECTION 9. TERMINATION OF AGREEMENT; EFFECT OF TERMINATION.

         9.1 TERMINATION. This Agreement may be terminated any time prior to the Closing Date solely by:

                  (a) mutual consent of the boards of directors of the Parent and the Company;

                  (b) either the Stockholders and the Company, on the one hand, or by the Parent and Newco, on the other hand, if

                           (i) the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 1999, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date; or

                           (ii) if a material breach or default shall be made by the other party in the observance of or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such default shall not have been made on or before the Closing Date

         9.2 LIABILITIES IN THE EVENT OF TERMINATION. The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.


SECTION 10. NON-COMPETITION.

       For a period of two (2) years from and after the Closing Date, the Stockholders will not (i) engage directly or indirectly in any business that the Company conducts as of the Closing Date in the United States; (except that ownership of less than 2% of the outstanding stock of any competing publicly traded corporation shall not constitute a violation of this covenant not to compete) or (ii) solicit, directly or indirectly, any customers, clients, accounts, officers, employees, agents or representatives of the Company, Newco or the Parent. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

SECTION 11. NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

         11.1 THE STOCKHOLDERS. The Stockholders recognize and acknowledge that they have had in the past, currently have and in the future may have access to certain confidential information relating to the Company, the Parent and Newco, including, but not limited to, operational policies, customer lists, and pricing and cost policies, that are valuable, special and unique assets of the Company, the Parent and Newco. The Stockholders agree that they will not use or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the Parent and Newco who need to know such information in connection with the transactions contemplated hereby, who have been informed of the confidential nature of such information and who have agreed to keep such information confidential as provided hereby, and (b) following the Closing, such information may be disclosed by the Stockholders as is required in the course of performing his or her duties for the Parent or the Surviving Corporation unless (i) such information becomes known to the public generally through no breach by the Stockholders of this covenant, (ii) disclosure is required by law or the order of any governmental authority under color of law or is necessary in order to secure a consent or approval to consummate the transactions contemplated hereby, provided, that prior to disclosing any information pursuant to this clause (ii), the Stockholders shall give prior written notice thereof to the Parent and provide the Parent with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party and the same prior disclosure set forth immediately above is given. In the event of a breach or threatened breach by the Stockholders of the provisions of this section, the Parent shall be entitled to an injunction restraining the Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Parent from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event that the transactions contemplated herein are not consummated, the Stockholders shall return to the Parent within a reasonable time all documents containing confidential information about the Parent.

         11.2 THE PARENT AND NEWCO. The Parent and Newco recognize and acknowledge that they had in the past and currently have access to certain confidential information relating to the Company, such as operational policies, customer lists, and pricing and cost policies, that are valuable, special and unique assets of the Company. The Parent and Newco agree that, prior to the Closing, or if the transactions contemplated by this Agreement are not consummated, they will not use or disclose such confidential information to their own benefit except in furtherance of the transactions contemplated by this Agreement or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to the Stockholders and to authorized representatives of the Company or the Parent or Newco who need to know such information in connection with the transactions contemplated hereby, who have been informed of the confidential nature of such information and who have agreed to keep such information confidential as provided hereby, unless (i) such information becomes known to the public generally through no breach by the Parent or Newco of this covenant,
(ii) disclosure is required by law or the order of any governmental authority under color of law or is necessary in order to secure a consent or approval to consummate the transactions contemplated hereby, provided, that prior to disclosing any information pursuant to this clause (ii), the Parent and Newco shall, if possible, give prior written notice thereof to the Company and the Stockholders and provide the Company and the Stockholders with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party and the same prior disclosure set forth immediately above is given. In the event of a breach or threatened breach by the Parent or Newco of the provisions of this Section, the Company and the Stockholders shall be entitled to an injunction restraining the Parent and Newco from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company and the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event that the transactions contemplated herein are not consummated, the Parent and Newco shall return to the Company within a reasonable time all documents containing confidential information about the Company.

         11.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in SECTIONS 11.1 and 11.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

         11.4 Survival. The obligations of the parties under this ARTICLE 11 shall survive notwithstanding either the termination of this Agreement or the consummation of the transactions contemplated herein on the Closing Date.

SECTION 12. INDEMNIFICATION.

         12.1 INDEMNIFICATION BY THE STOCKHOLDERS. The Stockholders, jointly and severally on behalf of themselves and their respective successors, executors, administrators, estates, heirs and permitted assigns, agree subsequent to the Effective Time to indemnify and hold harmless the Parent, the Surviving Corporation and their respective officers, directors, employees and agents (individually, a "Parent Indemnified Party" and collectively, the "Parent Indemnified Parties") from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) sustained, suffered or incurred by or made against any Parent Indemnified Party (a "Loss" or "Losses"), arising out of, based upon or in connection with:

                  (a) any breach of any representation or warranty made by the Company or the Stockholders in this Agreement or in any schedule, exhibit, certificate, agreement or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such representations or warranties (collectively, "Parent Representation and Warranty Claims");

                  (b) any breach of any covenant or agreement made by the Company or any Stockholder in this Agreement or in any schedule, exhibit, certificate, agreement or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such covenant or agreement; or

                  (c) with respect to taxes of the Company incurred with respect to any Pre-Closing Tax Period (as defined below) to the extent such liability exceeds the amounts accrued therefor and disclosed to the Parent in Schedule 3.7 hereto (it being understood that such Schedule shall be updated as of the Closing to reflect tax accruals as of such date consistent with the Company's past practices); the term "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion (ending on the Closing Date) of any taxable period that includes (but does not end on) the Closing Date.

Claims under clauses (a) through (c) of this Section 12.1 are hereinafter collectively referred to as "Parent Indemnifiable Claims". The rights of Parent Indemnified Parties to recover indemnification in respect of any occurrence referred to in clauses (b) and (c) of this Section 12.1 shall not be limited by the fact that such occurrence may not constitute an inaccuracy in or breach of any representation or warranty referred to in clause (a) of this Section 12.1.

         12.2 LIMITATIONS ON INDEMNIFICATION BY THE COMPANY STOCKHOLDERS. Notwithstanding the provisions of SECTION 12.1, the Company Stockholders shall not be obligated to indemnify Parent Indemnified Parties except to the extent the cumulative amount of Losses to such Parent Indemnifiable Parties exceeds Ten Thousand Dollars ($10,000) (the "Parent threshold") whereupon the full amount of such Losses shall be recoverable in accordance with the terms hereof.

         12.3 NOTICE; DEFENSE OF CLAIMS.

         Promptly after receipt by a Parent Indemnified Party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the Parent Indemnified Party shall give notice thereof in writing to the Stockholders, but the omission to so notify the Stockholders promptly will not relieve the Stockholders from any liability except to the extent that the Stockholders shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within twenty (20) days after receiving such notice the Stockholders give written notice to the Parent Indemnified Party stating that (i) it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful and (ii) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the

Stockholders (subject to the consent of the Parent Indemnified Party which consent may not be unreasonably withheld) and the Parent Indemnified Party shall not be required to make any payment with respect to such claim, liability or expense as long as the Stockholders are conducting a good faith and diligent defense at their own expense; provided, however, that the assumption of defense of any such matters by the Stockholders shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. The Stockholders shall have the right, with the consent of the Parent Indemnified Party, which consent shall not be unreasonably withheld, to settle any Parent Indemnified Claims by third parties which are susceptible to being settled provided its obligation to indemnify the Parent Indemnified Party therefor will be fully satisfied. The Stockholders shall keep the Parent Indemnified Party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the Parent Indemnified Party with all documents and information that the Parent Indemnified Party shall reasonably request and shall consult with the Parent Indemnified Party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, the Parent Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Stockholders and the Parent Indemnified Party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the Parent Indemnified Party shall be paid by the Stockholders. If no such notice of intent to dispute and defend is given by the Stockholders, or if such diligent good faith defense is not being or ceases to be conducted, the Parent Indemnified Party shall, at the expense of the Stockholders, undertake the defense of (with counsel selected by the Parent Indemnified Party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the Stockholders, then the Parent Indemnified Party shall make available all information and assistance that the Stockholders may reasonably request and shall cooperate with the Stockholders in such defense.

SECTION 13.  MISCELLANEOUS.

         13.1 LAW GOVERNING. This Agreement shall be construed under and governed by the internal laws of the State of New York without regard to its conflict of laws provisions.

         13.2 NOTICES. Any notice, request, demand other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if delivered or sent by facsimile transmission, upon receipt, or
(ii) if sent by registered or certified mail upon the sooner of receipt or the expiration of three days after deposit in United States Post Office facilities properly addressed with postage prepaid. all notices will be sent to the addresses set forth below or to such other address as such party may designate by notice to each other party hereunder:

        TO PARENT OR NEWCO:

                  InSite Internet, Inc.
                  1100 First Avenue
                  Spring Lake, NJ 07762
                  ATTN:  Mark E. Munro, President and Chief Executive Officer
                  Phone:  732-280-6407
                  Fax:    908-449-8823

                  with a copy to:

                  Duffy & Sweeney, LLP
                  300 Turks Head Building
                  Providence, RI  02903
                  ATTN:  Michael F. Sweeney, Esq.
                  Phone: (401) 455-0700
                  Fax:   (401) 455-0701

      TO THE COMPANY AND THE STOCKHOLDERS:

       Borg Internet Services, Inc.
       Suite 403, 4th Floor
       1001 Broad Street
       Utica, NY 13501
       ATTN:  John L. Ryder, Michael Wil. Swiercz & James L. Henrickson
       Phone:    315-793-0036
       Fax:    315-793-0213

       with a copy to:

       Peter A. Karl III, Esq.
       Paravati, Karl, Green & DeBella
       12 Steuben Park
       Utica, NY 13501
       Phone:  315-735-6481
       Fax:  315-735-6406


Any notice given hereunder may be given on behalf of any party by its counsel or other authorized representative.

         13.3 ENTIRE AGREEMENT. This Agreement, including any schedules, annexes and/or exhibits referred to herein and the other writings specifically identified herein or contemplated hereby or delivered in connection with the transactions contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

         13.4 ASSIGNABILITY. This Agreement may not be assigned or delegated by any party hereto without the prior written consent of all parties hereto. No Stockholder may assign his, her or its rights or delegate his, her or its obligations hereunder without the prior written consent of the Parent. This Agreement and the obligations of the parties hereunder shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, executors, administrators, estates, heirs and permitted assigns, and no others.

         13.5 ARBITRATION; JURISDICTION; VENUE; ATTORNEY'S FEES. Each party hereto agrees that any dispute regarding this Agreement shall be submitted to arbitration to and shall be resolved in accordance with the rules of the JAMS/Endispute for expedited cases then in effect. The arbitrator(s) shall be mutually selected by the parties or in the event the parties cannot mutually agree, then appointed by JAMS/Endispute. Any arbitration shall be held within a thirty (30) mile radius of New York City and the arbitrator(s) shall apply New York law. Judgment upon any award rendered by the arbitrator(s) shall be final and may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, the Parent and Newco shall have the absolute right to obtain equitable remedies in any state court of competent jurisdiction in the State of New York or in the United States District Court for the Southern District of New York. Each party irrevocably submits to and accepts the exclusive jurisdiction of each of such courts and waives any objection (including any objection to venue or any objection based upon the grounds of forum non conveniens) which might be asserted against the bringing of any such action, suit or other legal proceeding in such courts. The court and/or arbitrator(s) shall award costs and expenses (including reasonable attorney's fees) to the prevailing party and/or parties in any litigation or arbitration.

         13.6 CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

         13.7 CERTAIN DEFINITIONS. for purposes of this Agreement, the term:

                  (a) "Affiliate" of a person shall mean a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                  (b) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise; and

                  (c) "person" means an individual, corporation, partnership, association, trust or any unincorporated organization.

         13.8 EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         13.9 AMENDMENTS; WAIVERS. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by the Parent, Newco, the Company and the Stockholders, or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         13.10 SURVIVAL OF WARRANTIES. All representations, warranties, agreements, covenants and obligations herein or in any schedule or certificate delivered by any party incident to the transactions contemplated hereby are material and may be relied upon by the party receiving the same and shall survive for a period ending two (2) years after the Closing Date.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

                                              PARENT
                                              InSite Internet, Inc.
ATTEST:

/s/ Michael F. Sweeney                        By: /s/ Mark E. Munro
----------------------                           ------------------
Assistant Secretary                              Mark E. Munro, President
                                                   and Chief Executive Officer


ATTEST:                                       INSITE INTERNET II
                                              ACQUISITION CO., INC.

/s/ Michael F. Sweeney                        By: /s/ Mark E. Munro
----------------------                           ------------------
Assistant Secretary                              Mark E. Munro, President
                                                  and Chief Executive Officer

                                              COMPANY

                                              Borg Internet Services, Inc.
ATTEST:

________________________                      By:/s/ John L. Ryder
                                                 -----------------
            , Secretary                          John L. Ryder, President



WITNESS:                                      STOCKHOLDERS

/s/ Kenneth W. Lawrence                       /s/ John L. Ryder
-----------------------                       -----------------
                                              John L. Ryder

/s/ Kenneth W. Lawrence                       /s/ Michael Wil. Swiercz
-----------------------                       ------------------------
                                              Michael Wil. Swiercz

/s/ Kenneth W. Lawrence                       /s/ James L. Henrickson
-----------------------                       -----------------------
                                              James L. Henrickson

                                                                     EXHIBIT 1.3

                           BOARD OF DIRECTORS/OFFICERS
                    INSITE INTERNET II ACQUISITION CO., INC.



BOARD OF DIRECTORS

Mark Munro
Keith London

OFFICERS

Mark Munro - President, Secretary & Treasurer
Michael F. Sweeney - Assistant Secretary

Upon the filing of the Merger Certificate to effect the Merger of the Company into Newco at the Closing, the Board of Directors of Newco will execute a consent vote electing John L. Ryder as General Manager, Michael Wil. Swiercz as Technical Director and James L. Henrickson as Networks Operations Manager of the Surviving Corporation.

                                                                     EXHIBIT 1.6

                                ESCROW AGREEMENT

        This ESCROW AGREEMENT is entered into as of the ____ day of ______, 1999 by and among: Borg Internet Services, Inc., a Nevada corporation (the "Company"); John L. Ryder, Michael Wil. Swiercz and James L. Henrickson, stockholders of the Company (collectively, the "Stockholders"); InSite Internet II Acquisition Co., Inc., a New York corporation ("Newco"); InSite Internet, Inc., a Delaware corporation ("InSite"); and Duffy & Sweeney, LLP, a Rhode Island limited liability partnership, as escrow agent (the "Escrow Agent").

        WHEREAS, the Company, the Stockholders, Newco and InSite are parties to an Agreement and Plan of Merger and Reorganization dated as of _____________, 1999 (the "Merger Agreement"), relating to the merger of the Company with and into Newco; and

        WHEREAS, pursuant to the Merger Agreement, the Stockholders will deliver the number of shares of common stock of InSite, par value $.01 per share, identified on SCHEDULE 1 hereto (the "Escrow Shares"), into escrow to be held by an escrow agent on behalf of the Stockholders as provided under the Merger Agreement; and

        WHEREAS, the parties hereto wish to specify the terms and conditions on which the Escrow Shares, together with all income thereon, will be held, invested and disbursed; and

        WHEREAS, the Escrow Agent has expressed its willingness to act as escrow agent hereunder.

        NOW, THEREFORE, in consideration of the mutual undertakings and covenants contained in this Escrow Agreement and of the mutual benefits to be derived therefrom, the parties hereto agree as follows:

         1. APPOINTMENT AND OBLIGATION OF ESCROW AGENT. The Stockholders, the Company, Newco and InSite hereby appoint the Escrow Agent to receive, hold and dispose of the Escrow Shares pursuant to the terms and conditions of this Escrow Agreement, and the Escrow Agent hereby accepts such appointment on the terms and conditions hereto. The use of the term "Escrow Agent" is solely for purposes of identification and does not indicate or imply that the Escrow Agent has any agency or other fiduciary obligations to any person or entity except for the limited obligations of the Escrow Agreement pursuant hereto.

         2. DEPOSIT OF ESCROW SHARES.

              (a) The Stockholders hereby agree to deliver the Escrow Shares to the Escrow Agent at the closing of the transactions contemplated by the Merger Agreement, accompanied by an


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executed stock power or powers endorsed in blank. The Escrow Agent hereby agrees to hold the Escrow Shares upon receipt in accordance with this Agreement. The Escrow Shares do not form a part of the capital or debt of Escrow Agent and are not subject to the claims of its creditors or depositors but are set apart and held for the exclusive benefit of the parties.

              (b) The Escrow Shares shall be used by the Escrow Agent solely for the purposes of satisfying the indemnity obligations of the Stockholders under
Section 12 of the Merger Agreement. The Escrow Shares shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of InSite or Newco owing to the Escrow Agent in any capacity.

         3. CASH DIVIDENDS AND VOTING RIGHTS. Until the Escrow Shares are delivered by the Escrow Agent in accordance with the terms hereof, the Stockholders are entitled to exercise all voting rights with respect to the Escrow Shares and to receive for their own use cash and other dividends and distributions on the Escrow Shares.

         4. RELEASE OF ESCROW SHARES. The Escrow Agent shall release the Escrow Shares as follows:

              (a) If, at any time, InSite or Newco believes it is entitled to receive a full or partial distribution of the Escrow Shares to satisfy the indemnity obligations of the Stockholders to InSite and Newco and their respective officers, directors, employees and agents under SECTION 12 of the Merger Agreement, InSite or Newco shall give the Escrow Agent written notice of the same (the "Claims Notice"), which Claims Notice shall specify the number of Escrow Shares to be distributed, determined in accordance with SECTION 4(b) hereof. Upon receipt of any Claims Notice, the Escrow Agent shall promptly forward a copy of such notice to the Stockholders. If the Stockholders object to the distribution proposed in the Claims Notice, the Stockholders shall give written notice of such objection to the Escrow Agent within thirty (30) days following receipt of the Claims Notice (the "Objection Notice"). If the Escrow Agent does not receive an Objection Notice within such thirty (30) day period, the Escrow Agent shall distribute to InSite the Escrow Shares having a value, as determined in accordance with SECTION 4(c) hereof, equal to the amount specified in the Claims Notice. If the Escrow Agent receives an Objection Notice within such thirty (30) day period, the Escrow Agent shall continue to hold the Escrow Shares pursuant to the terms of this Agreement, subject to the Claims Notice until the Escrow Agent receives (i) a joint written instruction from the Stockholders and InSite, Newco regarding disposition of the Escrow Shares subject to the Claims Notice and Objection Notice, or (ii) a certified copy of a final, non-appealable decision of a court of competent jurisdiction regarding disposition of the Escrow Shares subject to the Claims Notice and Objection Notice. Notwithstanding the foregoing sentence, the Escrow Agent may exercise its rights under SECTION 9 of this Agreement at any time in the event of a dispute between the parties regarding release of the Escrow Shares. Upon release of the Escrow Shares in good faith pursuant to this Agreement, the Escrow Agent shall be fully released and discharged from all obligations under this Agreement.


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              (b) For purposes of distribution by the Escrow Agent of all or any portion of the Escrow Shares pursuant to paragraph (a) of this SECTION 4, the number of Escrow Shares to be delivered shall be determined based on the "closing sales price" (as hereinafter defined) of InSite Common Stock for the 30 consecutive trading days immediately preceding the "date of distribution" (as hereinafter defined) of the Escrow Shares by the Escrow Agent.

                           (i) For purposes hereof, "closing sales price" shall
mean (a) the average of the closing sales price, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal national securities exchange on which InSite Common Stock is listed or admitted to trading for such 30 day period, or
(b) if not listed or admitted to trading on any national securities exchange, the closing sales price as reported by The Nasdaq Stock Market, Inc., or, if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business as selected by InSite's Board of Directors, for such 30 day period, or (c) if not listed or admitted to trading on any national securities exchange or reported by Nasdaq or any similar firm, the net book value of the Escrow Shares as determined by management of InSite as of the end of the most recent fiscal quarter immediately preceding the last day of such 30 day period.

                           (ii) For purposes hereof, "date of distribution"
shall be the date specified in the Claims Notice which shall be (a) the date as of the end of the thirty (30) day period commencing on the date of the Claims Notice, or (b) in the event of a dispute, the actual date of notification to the Escrow Agent to release Escrow Shares which shall be promptly after resolution of any disputes.

              (c) On the date which is one (1) year after the closing date of the transactions contemplated by the Merger Agreement (the "Escrow Termination Date"), the Escrow Agent shall deliver to the Stockholders the remaining Escrow Shares, unless the Escrow Agent shall have been notified in writing by InSite, Newco or the Stockholders that a Claims Notice is pending and has not been resolved as described in paragraph (b)(i) or (ii) of this SECTION 4. If the Escrow Agent has been advised that a Claims Notice is pending on the Escrow Termination Date and has not been resolved as aforesaid, the Escrow Agent shall deliver the remaining Escrow Shares to the parties in accordance with the resolution of the Claims Notice, as provided in SECTION 4(b).

         5. EXCULPATION OF ESCROW AGENT. The Escrow Agent shall have no duties or responsibilities except for those set forth herein (and required by applicable law), which the parties agree are ministerial in nature. If in doubt as to its duties and responsibilities hereunder, the Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in good faith in connection with the written advice or opinion of such counsel. The Escrow Agent shall not be deemed to have any knowledge of or responsibility for the terms


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of any other agreement or instrument including the Merger Agreement. The Escrow
Agent makes no representation as to the validity, value, genuineness or collectibility of any security, document or instrument held by or delivered to it. Except for the Escrow Agent's own fraud, bad faith, willful misconduct or gross negligence: (a) the Escrow Agent shall have no liability of any kind whatsoever for the performance of any duties imposed upon the Escrow Agent under this Escrow Agreement or for any action or failure to act taken in good faith by the Escrow Agent hereunder; (b) the Escrow Agent shall not be responsible for the acts or omissions of any other parties hereto; (c) the Escrow Agent shall not be liable to anyone for damages, losses or expenses arising out of this Escrow Agreement; and (d) the Escrow Agent may rely and/or act upon any instrument or document believed by the Escrow Agent in good faith to be genuine and to be executed and delivered by the proper person or party, and may assume in good faith the authenticity, validity and effectiveness thereof and shall not be obligated to make any investigation or determination as to the truth and accuracy of any information contained therein. The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own bad faith, willful misconduct or gross negligence. In the event of any dispute between InSite, Newco or the Stockholders, InSite and the Stockholders shall pay, on demand, the reasonable attorneys' fees and other reasonable costs and expenses incurred by the Escrow Agent in respect thereof; InSite, Newco and the Stockholders shall be jointly and severally liable for such fees, costs and expenses but, as between themselves, such fees, costs and expenses shall be paid by the party losing such dispute or as determined by the court or other party resolving such dispute.

         6. INDEMNIFICATION; EXPENSES. In consideration of its acceptance of the appointment as the Escrow Agent, InSite, Newco and the Stockholders, jointly and severally, agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out in good faith any of the terms hereof, and to reimburse Escrow Agent for all its reasonable expenses, including, among other things, counsel fees and court costs, incurred by reason of its position hereunder or actions taken pursuant hereto.

         7. SUCCESSOR ESCROW AGENT.

              (a) The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrow Shares to any successor escrow agent jointly designated in writing by InSite, Newco and the Stockholders, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent shall take effect on the earlier of the appointment of a successor escrow agent or the day which is thirty (30) days after the date of delivery of the Escrow Agent's written notice of resignation to the other parties hereto. In the event that a successor escrow agent has not been appointed at the expiration of such thirty
(30) day period, the Escrow Agent's sole responsibility hereunder shall be the


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safekeeping of the Escrow Shares and to deliver all or any portion thereof as may be specified in a written agreement signed by all the other parties to this Agreement or as any court of competent jurisdiction may order.

              (b) If the Escrow Agent receives a written notice signed by InSite, Newco and the Stockholders stating that they have selected another escrow agent, the Escrow Agent shall deliver the Escrow Shares to the successor escrow agent named in the aforesaid notice within ten (10) days.

         8. ENTIRE AGREEMENT; MODIFICATION. With the exception of the Merger Agreement and agreements, schedules and exhibits thereto, this Escrow Agreement contains the entire agreement, and supersedes all prior agreements and undertakings, oral or written, between the parties hereto with respect to the subject matter hereof. No modification of this Escrow Agreement shall be valid unless the same is in writing and is signed by InSite, Newco, the Stockholders and the Escrow Agent.

         9. INCONSISTENT CLAIMS. In the event that the Escrow Agent should at any time be confronted with inconsistent claims or demands by the parties hereto, the Escrow Agent shall have the right to interplead said parties in any court of competent jurisdiction in Rhode Island, and request that such court determine such respective rights of the parties with respect to this Escrow Agreement, and upon doing so, the Escrow Agent automatically shall be released from any obligations or liability as consequence of any such claims or demands.

         10. STOCKHOLDERS' ACKNOWLEDGMENT OF ATTORNEY/CLIENT RELATIONSHIP BETWEEN INSITE, NEWCO AND THE ESCROW AGENT. The Stockholders acknowledge and agree that the Escrow Agent has acted and will continue to act as counsel to InSite and Newco in connection with the negotiation and execution of the Merger Agreement. In that connection and as a condition to the Escrow Agent's and InSite's and Newco's agreement to enter into this Agreement, the Stockholders waive any right to seek disqualification of the Escrow Agent from serving as counsel to InSite and Newco by virtue of this Agreement or any dispute hereunder.

         11. NOTICES. Any notices to be given hereunder shall be sufficiently given if in writing and delivered personally, sent by telecopy (answerback received), sent by recognized overnight courier, or mailed by registered or certified mail, return receipt requested, postage prepaid, to the following addresses or to such other address as the parties may from time to time designate in writing delivered in accordance with this SECTION 11:

     (a) To the Company and the Stockholders at: with a copy to:

     John L. Ryder                               Peter A. Karl III, Esq.
     Michael Wil. Swiercz                        Paravati, Karl, Green & DeBella
     James L. Henrickson                         12 Steuben Park


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     c/o Borg Internet Services, Inc.            Utica, NY 13501
     Suite 403                                   Telephone:  (315) 735-6481
     4th Floor                                   Fax:  (315) 735-6406
     1001 Broad Street
     Utica, NY 13501

     (b)      To InSite and Newco care of:

                    InSite Internet, Inc.
                    1100 First Avenue
                    Spring Lake, NJ 07762
                    Attn:  Mark E. Munro, President & CEO
                    Phone:  (732) 280-6407
                    Fax:  (732) 280-6409

                    with a copy to the Escrow Agent at the address below:

     c)      To the Escrow Agent at:

                   Duffy & Sweeney, LLP
                   300 Turks Head Building
                   Providence, RI 02903
                   Attn:  Michael F. Sweeney, Partner
                   Phone:  (401) 455-0700
                   Fax:  (401) 455-0701

Any notices to be given hereunder shall be deemed received (a) on the date delivered, if delivered personally, (b) on the date sent, if sent by telecopy,
(c) on the first business day after the date such notice was sent, if sent by overnight courier, or (d) on the third business day after the date such notice was sent, if sent by registered or certified mail, PROVIDED THAT no such notice or other communication shall be deemed given to the Escrow Agent until the same is received by the Escrow Agent.

         12. BINDING EFFECT. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Stockholders and InSite, Newco may not assign their respective obligations hereunder without the prior written consent of the other parties. Any assignment in contravention of this provision shall be void. No assignment shall release the Stockholders or InSite, Newco from any obligation or liability under this Escrow Agreement.

         13. GOVERNING LAW. This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of Rhode Island.


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         14. DEFINED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Merger Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first above written.

                                            INSITE INTERNET, INC.
ATTEST:
________________________________            By:____________________________
           , Assistant Secretary               Mark E. Munro, President
                                                 and Chief Executive Officer

                                            INSITE INTERNET II ACQUISITION CO.,
                                            INC.
ATTEST:
_______________________________             By: _____________________________
          , Assistant Secretary                 Mark E. Munro, President

                                            BORG INTERNET SERVICES, INC.
ATTEST:
________________________                    By:_____________________________
             , Secretary                       ____________, President

WITNESS:

-------------------------                   --------------------------------
                                            John L. Ryder
WITNESS

-------------------------                   --------------------------------
                                            James L. Henrickson
WITNESS

-------------------------                   ----------------------
                                            Michael Wil. Swiercz

ATTEST                                      DUFFY & SWEENEY,LLP


_________________________                   By:__________________________
                                               Michael F. Sweeney, Partner



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                                   SCHEDULE 1

STOCKHOLDER                                          NUMBER OF ESCROW SHARES

John L. Ryder                                        _________

Michael Wil. Swiercz                                 _________

James L. Henrickson                                  _________




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                                                                 EXHIBIT 6.12(a)

                              EMPLOYMENT AGREEMENT

       THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of this _____ day of _____________, 1999, by and between, InSite Internet II Acquisition Co., Inc., a New York corporation (the "Company") and wholly-owned subsidiary of InSite Internet, Inc., a Delaware corporation (the "Parent") and John L. Ryder, an individual with a mailing address at 9137 Sly Hill Rd., Ava, New York 13303 ("Employee").

                                  INTRODUCTION

        Employee is a principal and employee of Borg Internet Services, Inc. (the "Founding Company") and possesses skills and knowledge advantageous to the Company.

        The Parent intends to undertake an initial public offering of its common stock (the "IPO") and in connection therewith contemplates filing a registration statement with the Securities and Exchange Commission. Contemporaneously with and conditioned upon the successful closing of the IPO (the "Effective Date"),
(i) the Parent, the Founding Company and the Company intend to effect a merger of the Founding Company into the Company in accordance with that certain Agreement and Plan of Merger and Reorganization dated as of ______________, 1999 by and among the Parent, the Company, the Founding Company, and the stockholder of the Founding Company (the "Merger Agreement") and (ii) effective on the Effective Date, the Company desires to employ Employee and Employee desires to accept such employment on the terms and conditions set forth herein.

                                    AGREEMENT

       In consideration of the premises and mutual promises hereinbelow set forth, the parties hereby agree as follows:

         1. EMPLOYMENT; DUTIES. Subject to the terms and conditions set forth herein, the Company hereby employs Employee during the Employment Period (as defined below), and Employee hereby accepts such employment. Employee agrees to be a full-time employee of the Company and devote his full and exclusive time, energy, skill and best efforts to the business of the Company and to the fulfillment of Employee's duties hereunder. Employee's duties include, but are not limited to, (i) serving as General Manager of the Company; (ii) sales of the Company's and its affiliates products and services; (iii) assisting in the internal growth of the Company's business; and (iv) other duties assigned to Employee by the Company from time to time consistent with Employee's position.


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         2. EMPLOYMENT PERIOD. The term of this Agreement (the "Employment
Period") shall commence on the Effective Date and shall terminate three (3) years thereafter, unless terminated earlier pursuant to SECTION 4 or SECTION 5 below.

         3. COMPENSATION AND BENEFITS.

                  3.1 SALARY. During the Employment Period, the Company agrees to pay Employee at the rate of $60,000 per year ("Base Salary"). Employee's salary shall be subject to customary withholdings and be payable to Employee on the regularly occurring pay period established by the Company.

                  3.2 HEALTH BENEFITS. During the Employment Period, the Company shall provide Employee with individual and/or family health care coverage, as provided by health care provider(s) selected by the Company from time to time.

                  3.3 BONUS. During the Employment Period, Employee shall be paid a bonus at the end of each fiscal year equal to the sum of (i) 2.5% of the Company's increase in "annual sales" and (ii) 5.0% of the Company's increase in "EBITDA" (i.e., earnings before interest and taxes, less depreciation and amortization). Such bonus (if any) shall be payable at the discretion of the Company in either (A) cash or (B) common stock, options or other awards from the Parent's incentive stock plan, subject to applicable securities law and tax withholding payments by Employee. The calculation for such bonus shall (w) be based on the unconsolidated financial statements of the Company as certified by the Company's certified public accountants; (x) be subject to allocation of overhead provisions from time to time adopted by the Company, the Parent and its subsidiaries; (y) include sales and earnings from new services offered; and
(z) include sales and earnings from new services offered resulting from an expansion approved by the Parent, or as a result of additional services made available by the Parent; and shall exclude, without limitation, any earnings or sales generated by way of merger, acquisition or other similar event.

                  3.4 RETIREMENT PLAN. During the Employment Period, Employee shall be entitled to participate in any 401(k) or similar plan adopted by the Company for the benefit of its employees. The Company reserves the right to modify, terminate or withdraw any such plan (if so adopted) at any time in its sole discretion.

                  3.5 INCENTIVE BONUS. Employee will be paid an incentive bonus equal to 2.0% of the total purchase price for each company that Employee introduces to the Parent and is subsequently acquired by the Parent, payable at the Company's discretion in either (i) cash or (ii) common stock, stock options or other awards from the Parent's incentive stock option plan, subject to applicable securities law and tax withholding payments by Employee. Employee will be required to submit any referral in writing for acknowledgment by the Parent prior to any negotiations between the Parent and the referral. Employee acknowledges that other persons or


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entities, (including other employees, officers, and directors of the Company and its affiliates), have been or may be offered a similar "incentive bonus" and that any incentive bonus which Employee may be entitled to hereunder is subject to a percentage reduction to the extent that other persons or entities participated in or were responsible for the referral. Any dispute regarding apportionment of an incentive bonus shall be resolved by binding arbitration in accordance with Section 13 hereof. In no event shall the Company or the Parent pay more than a total of 2% for any single acquisition transaction.

         4. TERMINATION BY THE COMPANY FOR CAUSE. Upon written notice to Employee, the Company may terminate this Agreement for cause if any of the following events shall occur: (i) any breach of this Agreement by Employee; (ii) the commission of a felony by Employee; (iii) the commission of an act by Employee involving fraud, theft or dishonesty; (iv) material breach by the Founding Company or its stockholders of their representations, warranties and covenants and/or obligations under the Merger Agreement which breach remains uncured for a period of thirty (30) days following notice to Employee; or (v) the Company's bona fide decision to terminate its business and liquidate its assets. In the event of a termination pursuant to this Section 4, all obligations of the Company under this Agreement shall cease.

         5. TERMINATION WITHOUT CAUSE.

                  5.1 BY EMPLOYER. The Company may terminate this Agreement at any time without cause upon thirty (30) days written notice to Employee. In such event, the Company shall pay Employee during regular payroll periods (less customary withholding taxes) the Base Salary for up to the greater of twelve
(12) months or the remainder of the Employment Period. All other obligations of the Company shall be prorated to the date of termination.

                  5.2 BY EMPLOYEE. Employee may terminate this Agreement at any time upon ninety (90) days prior written notice to the Company. In such case,
(i) any severance payments may be negotiated, in good faith, by the Employee and the Company, but the Company shall be under no legal obligation to provide any severance payments, and (ii) all obligations of the Company hereunder shall be prorated to the date of termination.

                  5.3 MERGER AGREEMENT. Absent a breach of the Merger Agreement, termination by either the Company or Employee pursuant to this SECTION 5 shall not be deemed a breach of the Merger Agreement, nor will it affect either party's obligations thereunder.

         6. CONFIDENTIALITY AND NON-DISCLOSURE. Employee recognizes and acknowledges that he has had in the past, currently has and in the future may have access to certain confidential information relating to the Company and its affiliates, including, but not limited to, operational policies, financial information, marketing information, personnel information, trade secrets, customer information (including customer lists), and pricing and cost policies, that are valuable, special and unique assets of the Company (collectively, "Confidential Information"). Employee agrees that he will not use or disclose such Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except as is required in the course of performing his duties hereunder unless (i) such information becomes known to the public generally through no breach by Employee of this covenant or (ii) disclosure is required by law or any governmental authority or is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to this clause (ii), Employee shall give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure. Employee agrees that, both during the Employment Period and after the termination of this Agreement, Employee will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, except as authorized by the Company in connection with the performance of Employee's duties, any Confidential Information, that Employee may have or may acquire (whether or not developed or compiled by Employee and whether or not Employee has been authorized to have access to such Confidential Information) during the term of this Agreement. The covenants contained in this
SECTION 6 shall survive for the Employment Period and for a period of two (2) years thereafter; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, Employee's obligations of confidentiality and non-disclosure as set forth in this SECTION 6 shall continue to survive after the applicable period above to the greatest extent permitted by applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.

         7. NON-COMPETITION. Employee expressly covenants and agrees that for the Employment Period and for a period of two (2) years thereafter, he shall not, directly or indirectly, seek, obtain or accept a "Competitive Position" in the "Restricted Territory" with a "Competitor" of the Company (as such terms are hereafter defined). For purposes of this Agreement, a "Competitor" of the Company means any business, individual, partnership, joint venture, association, firm, corporation or other entity engaged, wholly or partly, in the business of selling internet access service or in any related business which the Company and its affiliates may engage in from time to time during the term of this covenant; the "Restricted Territory" means each state of the United States of America; a "Competitive Position" means any employment with any Competitor of the Company whereby Employee will use or is likely to use any Confidential Information, or whereby Employee has duties for such Competitor that are the same or substantially similar to those actually performed by Employee pursuant to the terms hereof. Nothing contained in this SECTION 7 is intended to prevent Employee from investing in stock or other securities listed on a national securities exchange or actively traded on the over the counter market or any corporation engaged, wholly or partly, in the sale of telecommunications products or services; provided, however, that Employee and members of his immediate family shall not, directly or indirectly, hold more than a total of two percent (2%) of all issued and outstanding stock or other securities of any such corporation.


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         8. NON-SOLICITATION.

                  8.1 NON-SOLICITATION OF CUSTOMERS. Employee agrees that he will not take any customer lists of the Company after leaving his employ and that he will, for the Employment Period and for a period of two (2) years thereafter, refrain from soliciting or attempting to solicit directly or by assisting others, any business from any of the Company's customers, including actively sought prospective customers, with whom Employee had "material contact" during the employment for purposes of providing products or services.

                  8.2 NON-SOLICITATION OF EMPLOYEES. Employee agrees that he will, for the Employment Period and for a period of two (2) years thereafter, refrain from recruiting or hiring, or attempting to recruit or hire, directly or by assisting others, any other employee of the Company who is employed by the Company or any successor or affiliate of the Company.

         9. TOLLING OF PERIOD OF RESTRAINT. Employee hereby expressly acknowledges and agrees that in the event the enforceability of any of the terms of this Agreement shall be challenged in court and Employee is not enjoined from breaching any of the restraints set forth in SECTION 6 through SECTION 9, then if a court of competent jurisdiction finds that the challenged restraint is enforceable, the time period of the restraint shall be deemed tolled upon the filing of the lawsuit challenging the enforceability of the restraint until the dispute is finally resolved and all periods of appeal have expired.

         10. ACKNOWLEDGEMENTS. Employee hereby acknowledges and agrees that the restrictions contained in SECTION 6 through SECTION 9 are fair and reasonable and necessary for the protection of the legitimate business interests of the Company. Employee acknowledges that in the event Employee's employment with the Company terminates for any reason, Employee will be able to earn a livelihood without violating the restrictions contained in SECTION 6 through SECTION 9 and that Employee's ability to earn a livelihood without violating such restrictions is a material condition to Employee's employment and continued employment with the Company. Employee expressly agrees that the character, duration and geographical scope of the covenants contained in this SECTION 6 through
SECTION 9 are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed including the substantial payments made by the Company and Employee in consideration of the Merger Agreement. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of the covenants contained herein are unreasonable in light of the circumstances as they then exist, then it is the intention of both Employee and the Company that these covenants shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Employee which are reasonable in light of the circumstances as they then exist and necessary to assure the Company of the intended benefit of these covenants.

         11. RIGHTS TO MATERIALS; WORK FOR HIRE. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company, which Employee shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of Employment or upon the prior demand of the Company, Employee shall immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company. Employee agrees to disclose and assign to the Company as its exclusive property, all ideas, writings, inventions, discoveries, improvements and technical or business innovations made or conceived by Employee, whether or not patentable or copyrightable, either solely or jointly with others during the Employment Period and for a period of six months (6) thereafter whether or not made or conceived during regular hours of work or otherwise, which are along the lines of the business, work or investigations of the Company or its affiliates. Employee agrees to execute any and all documents hereafter requested by the Company necessary to further effectuate the foregoing.

         12. REMEDIES. Without limiting the Company's right to claim damages, Employee acknowledges that the Company will be irreparably harmed by a breach of any provision of this Agreement and Employee agrees that the Company shall be entitled to injunctive relief in the event of such breach.

         13. GOVERNING LAW; ARBITRATION; JURISDICTION; VENUE; ATTORNEY'S FEES. This Agreement is made and entered into in and shall be governed by and interpreted in accordance with the laws of, the State of New York. The Company and Employee agree that any dispute regarding this Agreement shall be submitted to arbitration to and shall be resolved in accordance with the rules of the JAMS/Endispute for expedited cases then in effect. The arbitrator(s) shall be mutually selected by the parties or in the event the parties cannot mutually agree, then appointed by JAMS/Endispute. Any arbitration shall be held within a thirty (30) mile radius of New York City and the arbitrator(s) shall apply New York law. Judgment upon any award rendered by the arbitrator(s) shall be final and may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, the Company shall have the absolute right to obtain equitable remedies in any state court of competent jurisdiction in the State of New York or in the United States District Court for the Southern District of New York. By his execution and delivery of this agreement, Employee irrevocably submits to and accepts the exclusive jurisdiction of each of such courts and waives any objection (including any objection to venue or any objection based upon the grounds of forum non conveniens) which might be asserted against the bringing of any such action, suit or other legal proceeding in such courts. The court and/or arbitrator(s) shall award costs and expenses (including reasonable attorney's fees) to the prevailing party in any litigation or arbitration.

         14. MISCELLANEOUS.

                  14.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

                  14.2. NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by generally recognized overnight courier service, telex or telecopy, or mail,

   (a)    to the Company care of:           With a copy to:

          InSite Internet., Inc.            Duffy & Sweeney, LLP
          1100 First Avenue                 300 Turks Head Building
          Spring Lake, NJ 07762             Providence, RI 02903
          Attention:  Mark E. Munro, CEO    Attention:  Michael F. Sweeney, Esq.
          Telephone:  (732) 280-6408        Telephone:  (401) 455-0700
          Fax: (732) 280-6409               Fax:  (401) 455-0701

   (b) to the Employee at:                  With a copy to:

          John L. Ryder                     Peter A. Karl III, Esq.
          201 Sly Hill Rd.                  Paravati, Karl, Green & DeBella
          Ava, NY 13303                     12 Steuben Park
                                            Utica, NY 13501
                                            Telephone:  (315) 735-6481
                                            Fax:  (315) 735-6406

                  14.3 ASSIGNMENT. The Company may assign this Agreement to
(i) any entity controlling, controlled by or under common control with the Company or (ii) to any purchaser of the Company's assets provided that such purchaser agrees to assume the Company's obligations hereunder.

                  14.4. SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

                  14.5. WAIVER. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

                  14.6. RIGHT OF SETOFF. Notwithstanding anything to the contrary set forth herein, and in addition to any and all remedies at law or in equity which the Company may have, the Company shall have the absolute and unconditional right to setoff its payment obligations hereunder against the amount of any claims for indemnification it may have against Employee under the Merger Agreement.

                  14.7. TITLES; GENDER. Section and subsection titles are for convenience of reference only and are not to be considered in the interpretation or construction of any of the provisions hereof. All pronouns or any variations thereof contained in this Agreement refer to the masculine, feminine or neuter as the identity of the person may require.

                  14.8 SURVIVAL. SECTION 6 through SECTION 14 hereof shall survive any termination of this Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    COMPANY:

ATTEST:                             INSITE INTERNET ACQUISITION II Co., Inc.



_______________________________     By:__________________________________
                                       Mark E. Munro, President


WITNESS:                            EMPLOYEE:


-------------------------------     ----------------------------------
                                    John L. Ryder

                                                                 EXHIBIT 6.12(b)

                              EMPLOYMENT AGREEMENT

       THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of this _____ day of _____________, 1999, by and between, InSite Internet II Acquisition Co., Inc., a New York corporation (the "Company") and wholly-owned subsidiary of InSite Internet, Inc., a Delaware corporation (the "Parent") and Michael Wil. Swiercz, an individual with a mailing address at 11 Glencrest Blvd., New Hartford, NY 13413 ("Employee").

                                  INTRODUCTION

        Employee is a principal and employee of Borg Internet Services, Inc. (the "Founding Company") and possesses skills and knowledge advantageous to the Company.

        The Parent intends to undertake an initial public offering of its common stock (the "IPO") and in connection therewith contemplates filing a registration statement with the Securities and Exchange Commission. Contemporaneously with and conditioned upon the successful closing of the IPO (the "Effective Date"),
(i) the Parent, the Founding Company and the Company intend to effect a merger of the Founding Company into the Company in accordance with that certain Agreement and Plan of Merger and Reorganization dated as of ______________, 1999 by and among the Parent, the Company, the Founding Company, and the stockholder of the Founding Company (the "Merger Agreement") and (ii) effective on the Effective Date, the Company desires to employ Employee and Employee desires to accept such employment on the terms and conditions set forth herein.

                                    AGREEMENT

       In consideration of the premises and mutual promises hereinbelow set forth, the parties hereby agree as follows:

              1. EMPLOYMENT; DUTIES. Subject to the terms and conditions set forth herein, the Company hereby employs Employee during the Employment Period (as defined below), and Employee hereby accepts such employment. Employee agrees to be a full-time employee of the Company and devote his full and exclusive time, energy, skill and best efforts to the business of the Company and to the fulfillment of Employee's duties hereunder. Employee's duties include, but are not limited to, (i) serving as Technical Director of the Company; (ii) sales of the Company's and its affiliates products and services; (iii) assisting in the internal growth of the Company's business; and (iv) other duties assigned to Employee by the Company from time to time consistent with Employee's position.

         2. EMPLOYMENT PERIOD. The term of this Agreement (the "Employment Period") shall commence on the Effective Date and shall terminate three (3) years thereafter, unless terminated earlier pursuant to SECTION 4 or SECTION 5 below.

         3. COMPENSATION AND BENEFITS.

                  3.1 SALARY. During the Employment Period, the Company agrees to pay Employee at the rate of $60,000 per year ("Base Salary"). Employee's salary shall be subject to customary withholdings and be payable to Employee on the regularly occurring pay period established by the Company.

                  3.2 HEALTH BENEFITS. During the Employment Period, the Company shall provide Employee with individual and/or family health care coverage, as provided by health care provider(s) selected by the Company from time to time.

                  3.3 BONUS. During the Employment Period, Employee shall be paid a bonus at the end of each fiscal year equal to the sum of (i) 2.5% of the Company's increase in "annual sales" and (ii) 5.0% of the Company's increase in "EBITDA" (i.e., earnings before interest and taxes, less depreciation and amortization). Such bonus (if any) shall be payable at the discretion of the Company in either (A) cash or (B) common stock, options or other awards from the Parent's incentive stock plan, subject to applicable securities law and tax withholding payments by Employee. The calculation for such bonus shall (w) be based on the unconsolidated financial statements of the Company as certified by the Company's certified public accountants; (x) be subject to allocation of overhead provisions from time to time adopted by the Company, the Parent and its subsidiaries; (y) include sales and earnings from new services offered; and
(z) include sales and earnings from new services offered resulting from an expansion approved by the Parent, or as a result of additional services made available by the Parent; and shall exclude, without limitation, any earnings or sales generated by way of merger, acquisition or other similar event.

                  3.4 RETIREMENT PLAN. During the Employment Period, Employee shall be entitled to participate in any 401(k) or similar plan adopted by the Company for the benefit of its employees. The Company reserves the right to modify, terminate or withdraw any such plan (if so adopted) at any time in its sole discretion.

                  3.5 INCENTIVE BONUS. Employee will be paid an incentive bonus equal to 2.0% of the total purchase price for each company that Employee introduces to the Parent and is subsequently acquired by the Parent, payable at the Company's discretion in either (i) cash or (ii) common stock, stock options or other awards from the Parent's incentive stock option plan, subject to applicable securities law and tax withholding payments by Employee. Employee will be required to submit any referral in writing for acknowledgment by the Parent prior to any negotiations between the Parent and the referral. Employee acknowledges that other persons or entities, (including other employees, officers, and directors of the Company and its affiliates), have been or may be offered a similar "incentive bonus" and that any incentive bonus which Employee may be entitled to hereunder is subject to a percentage reduction to the extent that other persons or entities participated in or were responsible for the referral. Any dispute regarding apportionment of an incentive bonus shall be resolved by binding arbitration in accordance with SECTION 13 hereof. In no event shall the Company or the Parent pay more than 2% for any single acquisition transaction.

         4. TERMINATION BY THE COMPANY FOR CAUSE. Upon written notice to Employee, the Company may terminate this Agreement for cause if any of the following events shall occur: (i) any breach of this Agreement by Employee; (ii) the commission of a felony by Employee; (iii) the commission of an act by Employee involving fraud, theft or dishonesty; (iv) material breach by the Founding Company or its stockholders of their representations, warranties and covenants and/or obligations under the Merger Agreement which breach remains uncured for a period of thirty (30) days following notice to Employee; or (v) the Company's bona fide decision to terminate its business and liquidate its assets. In the event of a termination pursuant to this SECTION 4, all obligations of the Company under this Agreement shall cease.

         5. TERMINATION WITHOUT CAUSE.

                  5.1 BY EMPLOYER. The Company may terminate this Agreement at any time without cause upon thirty (30) days written notice to Employee. In such event, the Company shall pay Employee during regular payroll periods (less customary withholding taxes) the Base Salary for up to the greater of twelve
(12) months or the remainder of the Employment Period. All other obligations of the Company shall be prorated to the date of termination.

                  5.2 BY EMPLOYEE. Employee may terminate this Agreement at any time upon ninety (90) days prior written notice to the Company. In such case,
(i) any severance payments may be negotiated, in good faith, by the Employee and the Company, but the Company shall be under no legal obligation to provide any severance payments, and (ii) all obligations of the Company hereunder shall be prorated to the date of termination.

                  5.3 MERGER AGREEMENT. Absent a breach of the Merger Agreement, termination by either the Company or Employee pursuant to this SECTION 5 shall not be deemed a breach of the Merger Agreement, nor will it affect either party's obligations thereunder.

         6. CONFIDENTIALITY AND NON-DISCLOSURE. Employee recognizes and acknowledges that he has had in the past, currently has and in the future may have access to certain confidential information relating to the Company and its affiliates, including, but not limited to, operational policies, financial information, marketing information, personnel information, trade secrets, customer information (including customer lists), and pricing and cost policies, that are valuable, special and unique assets of the Company (collectively, "Confidential Information"). Employee agrees that he will not use or disclose such Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except as is required in the course of performing his duties hereunder unless (i) such information becomes known to the public generally through no breach by Employee of this covenant or (ii) disclosure is required by law or any governmental authority or is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to this clause (ii), Employee shall give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure. Employee agrees that, both during the Employment Period and after the termination of this Agreement, Employee will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, except as authorized by the Company in connection with the performance of Employee's duties, any Confidential Information, that Employee may have or may acquire (whether or not developed or compiled by Employee and whether or not Employee has been authorized to have access to such Confidential Information) during the term of this Agreement. The covenants contained in this
SECTION 6 shall survive for the Employment Period and for a period of two (2) years thereafter; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, Employee's obligations of confidentiality and non-disclosure as set forth in this SECTION 6 shall continue to survive after the applicable period above to the greatest extent permitted by applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.

         7. NON-COMPETITION. Employee expressly covenants and agrees that for the Employment Period and for a period of two (2) years thereafter, he shall not, directly or indirectly, seek, obtain or accept a "Competitive Position" in the "Restricted Territory" with a "Competitor" of the Company (as such terms are hereafter defined). For purposes of this Agreement, a "Competitor" of the Company means any business, individual, partnership, joint venture, association, firm, corporation or other entity engaged, wholly or partly, in the business of selling internet access service or in any related business which the Company and its affiliates may engage in from time to time during the term of this covenant; the "Restricted Territory" means each state of the United States of America; a "Competitive Position" means any employment with any Competitor of the Company whereby Employee will use or is likely to use any Confidential Information, or whereby Employee has duties for such Competitor that are the same or substantially similar to those actually performed by Employee pursuant to the terms hereof. Nothing contained in this SECTION 7 is intended to prevent Employee from investing in stock or other securities listed on a national securities exchange or actively traded on the over the counter market or any corporation engaged, wholly or partly, in the sale of telecommunications products or services; provided, however, that Employee and members of his immediate family shall not, directly or indirectly, hold more than a total of two percent (2%) of all issued and outstanding stock or other securities of any such corporation.

         8. NON-SOLICITATION.

                  8.1 NON-SOLICITATION OF CUSTOMERS. Employee agrees that he will not take any customer lists of the Company after leaving his employ and that he will, for the Employment Period and for a period of two (2) years thereafter, refrain from soliciting or attempting to solicit directly or by assisting others, any business from any of the Company's customers, including actively sought prospective customers, with whom Employee had "material contact" during the employment for purposes of providing products or services.

                  8.2 NON-SOLICITATION OF EMPLOYEES. Employee agrees that he will, for the Employment Period and for a period of two (2) years thereafter, refrain from recruiting or hiring, or attempting to recruit or hire, directly or by assisting others, any other employee of the Company who is employed by the Company or any successor or affiliate of the Company.

         9. TOLLING OF PERIOD OF RESTRAINT. Employee hereby expressly acknowledges and agrees that in the event the enforceability of any of the terms of this Agreement shall be challenged in court and Employee is not enjoined from breaching any of the restraints set forth in SECTION 6 through SECTION 9, then if a court of competent jurisdiction finds that the challenged restraint is enforceable, the time period of the restraint shall be deemed tolled upon the filing of the lawsuit challenging the enforceability of the restraint until the dispute is finally resolved and all periods of appeal have expired.

         10. ACKNOWLEDGEMENTS. Employee hereby acknowledges and agrees that the restrictions contained in SECTION 6 through SECTION 9 are fair and reasonable and necessary for the protection of the legitimate business interests of the Company. Employee acknowledges that in the event Employee's employment with the Company terminates for any reason, Employee will be able to earn a livelihood without violating the restrictions contained in SECTION 6 through SECTION 9 and that Employee's ability to earn a livelihood without violating such restrictions is a material condition to Employee's employment and continued employment with the Company. Employee expressly agrees that the character, duration and geographical scope of the covenants contained in this SECTION 6 through
SECTION 9 are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed including the substantial payments made by the Company and Employee in consideration of the Merger Agreement. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of the covenants contained herein are unreasonable in light of the circumstances as they then exist, then it is the intention of both Employee and the Company that these covenants shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Employee which are reasonable in light of the circumstances as they then exist and necessary to assure the Company of the intended benefit of these covenants.

         11. RIGHTS TO MATERIALS; WORK FOR HIRE. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company, which Employee shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of Employment or upon the prior demand of the Company, Employee shall immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company. Employee agrees to disclose and assign to the Company as its exclusive property, all ideas, writings, inventions, discoveries, improvements and technical or business innovations made or conceived by Employee, whether or not patentable or copyrightable, either solely or jointly with others during the Employment Period and for a period of six (6) months thereafter whether or not made or conceived during regular hours of work or otherwise, which are along the lines of the business, work or investigations of the Company or its affiliates. Employee agrees to execute any and all documents hereafter requested by the Company necessary to further effectuate the foregoing.

         12. REMEDIES. Without limiting the Company's right to claim damages, Employee acknowledges that the Company will be irreparably harmed by a breach of any provision of this Agreement and Employee agrees that the Company shall be entitled to injunctive relief in the event of such breach.

         13. GOVERNING LAW; ARBITRATION; JURISDICTION; VENUE; ATTORNEY'S FEES. This Agreement is made and entered into in and shall be governed by and interpreted in accordance with the laws of, the State of New York. The Company and Employee agree that any dispute regarding this Agreement shall be submitted to arbitration to and shall be resolved in accordance with the rules of the JAMS/Endispute for expedited cases then in effect. The arbitrator(s) shall be mutually selected by the parties or in the event the parties cannot mutually agree, then appointed by JAMS/Endispute. Any arbitration shall be held within a thirty (30) mile radius of New York City and the arbitrator(s) shall apply New York law. Judgment upon any award rendered by the arbitrator(s) shall be final and may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, the Company shall have the absolute right to obtain equitable remedies in any state court of competent jurisdiction in the State of New York or in the United States District Court for the Southern District of New York. By his execution and delivery of this agreement, Employee irrevocably submits to and accepts the exclusive jurisdiction of each of such courts and waives any objection (including any objection to venue or any objection based upon the grounds of forum non conveniens) which might be asserted against the bringing of any such action, suit or other legal proceeding in such courts. The court and/or arbitrator(s) shall award costs and expenses (including reasonable attorney's fees) to the prevailing party in any litigation or arbitration.

         14. MISCELLANEOUS.

                  14.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

                  14.2. NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by generally recognized overnight courier service, telex or telecopy, or mail,

    (a)  to the Company care of:            With a copy to:

         InSite Internet., Inc.             Duffy & Sweeney, LLP
         1100 First Avenue                  300 Turks Head Building
         Spring Lake, NJ 07762              Providence, RI 02903
         Attention:  Mark E. Munro, CEO     Attention:  Michael F. Sweeney, Esq.
         Telephone:  (732) 280-6408         Telephone:  (401) 455-0700
         Fax: (732) 280-6409                Fax:  (401) 455-0701

    (b)  to the Employee at:                With a copy to:

         Michael Wil. Swiercz               Peter A. Karl III, Esq.
         11 Glencrest Blvd.                 Paravati, Karl, Green & DeBella
         New Hartford, NY 13413             12 Steuben Park
                                            Utica, NY 13501
                                            Telephone:  (315) 735-6481
                                            Fax:  (315) 735-6406

                  14.3 ASSIGNMENT. The Company may assign this Agreement to
(i) any entity controlling, controlled by or under common control with the Company or (ii) to any purchaser of the Company's assets provided that such purchaser agrees to assume the Company's obligations hereunder.

                  14.4. SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

                  14.5. WAIVER. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

                  14.6. RIGHT OF SETOFF. Notwithstanding anything to the contrary set forth herein, and in addition to any and all remedies at law or in equity which the Company may have, the Company shall have the absolute and unconditional right to setoff its payment obligations hereunder against the amount of any claims for indemnification it may have against Employee under the Merger Agreement.

                  14.7. TITLES; GENDER. Section and subsection titles are for convenience of reference only and are not to be considered in the interpretation or construction of any of the provisions hereof. All pronouns or any variations thereof contained in this Agreement refer to the masculine, feminine or neuter as the identity of the person may require.

                  14.8 SURVIVAL. SECTION 6 through SECTION 14 hereof shall survive any termination of this Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    COMPANY:

ATTEST:                             INSITE INTERNET ACQUISITION II Co., Inc.



_______________________________     By:__________________________________
                                       Mark E. Munro, President


WITNESS:                            EMPLOYEE:


-------------------------------     ----------------------------------
                                    Michael Wil. Swiercz

                                                                 EXHIBIT 6.12(c)

                              EMPLOYMENT AGREEMENT

       THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of this _____ day of _____________, 1999, by and between, InSite Internet II Acquisition Co., Inc., a New York corporation (the "Company") and wholly-owned subsidiary of InSite Internet, Inc., a Delaware corporation (the "Parent") and James L. Henrickson, an individual with a mailing address at 3rd Avenue Extension, Frankfort, NY 13340 ("Employee").

                                  INTRODUCTION

        Employee is a principal and employee of Borg Internet Services, Inc. (the "Founding Company") and possesses skills and knowledge advantageous to the Company.

        The Parent intends to undertake an initial public offering of its common stock (the "IPO") and in connection therewith contemplates filing a registration statement with the Securities and Exchange Commission. Contemporaneously with and conditioned upon the successful closing of the IPO (the "Effective Date"),
(i) the Parent, the Founding Company and the Company intend to effect a merger of the Founding Company into the Company in accordance with that certain Agreement and Plan of Merger and Reorganization dated as of ______________, 1999 by and among the Parent, the Company, the Founding Company, and the stockholder of the Founding Company (the "Merger Agreement") and (ii) effective on the Effective Date, the Company desires to employ Employee and Employee desires to accept such employment on the terms and conditions set forth herein.

                                    AGREEMENT

       In consideration of the premises and mutual promises hereinbelow set forth, the parties hereby agree as follows:

         1. EMPLOYMENT; DUTIES. Subject to the terms and conditions set forth herein, the Company hereby employs Employee during the Employment Period (as defined below), and Employee hereby accepts such employment. Employee agrees to be a full-time employee of the Company and devote his full and exclusive time, energy, skill and best efforts to the business of the Company and to the fulfillment of Employee's duties hereunder. Employee's duties include, but are not limited to, (i) serving as Networks Operations Manager of the Company; (ii) sales of the Company's and its affiliates products and services; (iii) assisting in the internal growth of the Company's business; and (iv) other duties assigned to Employee by the Company from time to time consistent with Employee's position.

         2. EMPLOYMENT PERIOD. The term of this Agreement (the "Employment Period") shall commence on the Effective Date and shall terminate three (3) years thereafter, unless terminated earlier pursuant to SECTION 4 or SECTION 5 below.

         3. COMPENSATION AND BENEFITS.

                  3.1 SALARY. During the Employment Period, the Company agrees to pay Employee at the rate of $60,000 per year ("Base Salary"). Employee's salary shall be subject to customary withholdings and be payable to Employee on the regularly occurring pay period established by the Company.

                  3.2 HEALTH BENEFITS. During the Employment Period, the Company shall provide Employee with individual and/or family health care coverage, as provided by health care provider(s) selected by the Company from time to time.

                  3.3 BONUS. During the Employment Period, Employee shall be paid a bonus at the end of each fiscal year equal to the sum of (i) 2.5% of the Company's increase in "annual sales" and (ii) 5.0% of the Company's increase in "EBITDA" (i.e., earnings before interest and taxes, less depreciation and amortization). Such bonus (if any) shall be payable at the discretion of the Company in either (A) cash or (B) common stock, options or other awards from the Parent's incentive stock plan, subject to applicable securities law and tax withholding payments by Employee. The calculation for such bonus shall (w) be based on the unconsolidated financial statements of the Company as certified by the Company's certified public accountants;
(x) be subject to allocation of overhead provisions from time to time adopted by the Company, the Parent and its subsidiaries; (y) include sales and earnings from new services offered; and (z) include sales and earnings from new services offered resulting from an expansion approved by the Parent, or as a result of additional services made available by the Parent; and shall exclude, without limitation, any earnings or sales generated by way of merger, acquisition or other similar event.

                  3.4 RETIREMENT PLAN. During the Employment Period, Employee shall be entitled to participate in any 401(k) or similar plan adopted by the Company for the benefit of its employees. The Company reserves the right to modify, terminate or withdraw any such plan (if so adopted) at any time in its sole discretion.

                  3.5 INCENTIVE BONUS. Employee will be paid an incentive bonus equal to 2.0% of the total purchase price for each company that Employee introduces to the Parent and is subsequently acquired by the Parent, payable at the Company's discretion in either (i) cash or (ii) common stock, stock options or other awards from the Parent's incentive stock option plan, subject to applicable securities law and tax withholding payments by Employee. Employee will be required to submit any referral in writing for acknowledgment by the Parent prior to any negotiations between the Parent and the referral. Employee acknowledges that other persons or entities, (including other employees, officers, and directors of the Company and its affiliates), have been or may be offered a similar "incentive bonus" and that any incentive bonus which Employee may be entitled to hereunder is subject to a percentage reduction to the extent that other persons or entities participated in or were responsible for the referral. Any dispute regarding apportionment of an incentive bonus shall be resolved by binding arbitration in accordance with SECTION 13 hereof. In no event shall the Company or the Parent pay more than a total of 2% for any single acquisition transaction.

         4. TERMINATION BY THE COMPANY FOR CAUSE. Upon written notice to Employee, the Company may terminate this Agreement for cause if any of the following events shall occur: (i) any breach of this Agreement by Employee;
(ii) the commission of a felony by Employee; (iii) the commission of an act by Employee involving fraud, theft or dishonesty; (iv) material breach by the Founding Company or its stockholders of their representations, warranties and covenants and/or obligations under the Merger Agreement which breach remains uncured for a period of thirty (30) days following notice to Employee; or
(v) the Company's bona fide decision to terminate its business and liquidate its assets. In the event of a termination pursuant to this SECTION 4, all obligations of the Company under this Agreement shall cease.

         5. TERMINATION WITHOUT CAUSE.

                  5.1 BY EMPLOYER. The Company may terminate this Agreement at any time without cause upon thirty (30) days written notice to Employee. In such event, the Company shall pay Employee during regular payroll periods (less customary withholding taxes) the Base Salary for up to the greater of twelve
(12) months or the remainder of the Employment Period. All other obligations of the Company shall be prorated to the date of termination.

                  5.2 BY EMPLOYEE. Employee may terminate this Agreement at any time upon ninety (90) days prior written notice to the Company. In such case,
(i) any severance payments may be negotiated, in good faith, by the Employee and the Company, but the Company shall be under no legal obligation to provide any severance payments, and (ii) all obligations of the Company hereunder shall be prorated to the date of termination.

                  5.3 MERGER AGREEMENT. Absent a breach of the Merger Agreement, termination by either the Company or Employee pursuant to this SECTION 5 shall not be deemed a breach of the Merger Agreement, nor will it affect either party's obligations thereunder.

         6. CONFIDENTIALITY AND NON-DISCLOSURE. Employee recognizes and acknowledges that he has had in the past, currently has and in the future may have access to certain confidential information relating to the Company and its affiliates, including, but not limited to, operational policies, financial information, marketing information, personnel information, trade secrets, customer information (including customer lists), and pricing and cost policies, that are valuable, special and unique assets of the Company (collectively, "Confidential Information"). Employee agrees that he will not use or disclose such Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except as is required in the course of performing his duties hereunder unless (i) such information becomes known to the public generally through no breach by Employee of this covenant or (ii) disclosure is required by law or any governmental authority or is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to this clause (ii), Employee shall give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure. Employee agrees that, both during the Employment Period and after the termination of this Agreement, Employee will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, except as authorized by the Company in connection with the performance of Employee's duties, any Confidential Information, that Employee may have or may acquire (whether or not developed or compiled by Employee and whether or not Employee has been authorized to have access to such Confidential Information) during the term of this Agreement. The covenants contained in this
SECTION 6 shall survive for the Employment Period and for a period of two (2) years thereafter; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, Employee's obligations of confidentiality and non-disclosure as set forth in this SECTION 6 shall continue to survive after the applicable period above to the greatest extent permitted by applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.

         7. NON-COMPETITION. Employee expressly covenants and agrees that for the Employment Period and for a period of two (2) years thereafter, he shall not, directly or indirectly, seek, obtain or accept a "Competitive Position" in the "Restricted Territory" with a "Competitor" of the Company (as such terms are hereafter defined). For purposes of this Agreement, a "Competitor" of the Company means any business, individual, partnership, joint venture, association, firm, corporation or other entity engaged, wholly or partly, in the business of selling internet access service or in any related business which the Company and its affiliates may engage in from time to time during the term of this covenant; the "Restricted Territory" means each state of the United States of America; a "Competitive Position" means any employment with any Competitor of the Company whereby Employee will use or is likely to use any Confidential Information, or whereby Employee has duties for such Competitor that are the same or substantially similar to those actually performed by Employee pursuant to the terms hereof. Nothing contained in this SECTION 7 is intended to prevent Employee from investing in stock or other securities listed on a national securities exchange or actively traded on the over the counter market or any corporation engaged, wholly or partly, in the sale of telecommunications products or services; provided, however, that Employee and members of his immediate family shall not, directly or indirectly, hold more than a total of two percent (2%) of all issued and outstanding stock or other securities of any such corporation.

         8. NON-SOLICITATION.

                  8.1 NON-SOLICITATION OF CUSTOMERS. Employee agrees that he will not take any customer lists of the Company after leaving his employ and that he will, for the Employment Period and for a period of two (2) years thereafter, refrain from soliciting or attempting to solicit directly or by assisting others, any business from any of the Company's customers, including actively sought prospective customers, with whom Employee had "material contact" during the employment for purposes of providing products or services.

                  8.2 NON-SOLICITATION OF EMPLOYEES. Employee agrees that he will, for the Employment Period and for a period of two (2) years thereafter, refrain from recruiting or hiring, or attempting to recruit or hire, directly or by assisting others, any other employee of the Company who is employed by the Company or any successor or affiliate of the Company.

         9. TOLLING OF PERIOD OF RESTRAINT. Employee hereby expressly acknowledges and agrees that in the event the enforceability of any of the terms of this Agreement shall be challenged in court and Employee is not enjoined from breaching any of the restraints set forth in SECTION 6 through SECTION 9, then if a court of competent jurisdiction finds that the challenged restraint is enforceable, the time period of the restraint shall be deemed tolled upon the filing of the lawsuit challenging the enforceability of the restraint until the dispute is finally resolved and all periods of appeal have expired.

         10. ACKNOWLEDGEMENTS. Employee hereby acknowledges and agrees that the restrictions contained in SECTION 6 through SECTION 9 are fair and reasonable and necessary for the protection of the legitimate business interests of the Company. Employee acknowledges that in the event Employee's employment with the Company terminates for any reason, Employee will be able to earn a livelihood without violating the restrictions contained in SECTION 6 through SECTION 9 and that Employee's ability to earn a livelihood without violating such restrictions is a material condition to Employee's employment and continued employment with the Company. Employee expressly agrees that the character, duration and geographical scope of the covenants contained in this
SECTION 6 through SECTION 9 are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed including the substantial payments made by the Company and Employee in consideration of the Merger Agreement. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of the covenants contained herein are unreasonable in light of the circumstances as they then exist, then it is the intention of both Employee and the Company that these covenants shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Employee which are reasonable in light of the circumstances as they then exist and necessary to assure the Company of the intended benefit of these covenants.

         11. RIGHTS TO MATERIALS; WORK FOR HIRE. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company, which Employee shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of Employment or upon the prior demand of the Company, Employee shall immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company. Employee agrees to disclose and assign to the Company as its exclusive property, all ideas, writings, inventions, discoveries, improvements and technical or business innovations made or conceived by Employee, whether or not patentable or copyrightable, either solely or jointly with others during the Employment Period and for a period of six (6) months thereafter whether or not made or conceived during regular hours of work or otherwise, which are along the lines of the business, work or investigations of the Company or its affiliates. Employee agrees to execute any and all documents hereafter requested by the Company necessary to further effectuate the foregoing.

         12. REMEDIES. Without limiting the Company's right to claim damages, Employee acknowledges that the Company will be irreparably harmed by a breach of any provision of this Agreement and Employee agrees that the Company shall be entitled to injunctive relief in the event of such breach.

         13. GOVERNING LAW; ARBITRATION; JURISDICTION; VENUE; ATTORNEY'S FEES. This Agreement is made and entered into in and shall be governed by and interpreted in accordance with the laws of, the State of New York. The Company and Employee agree that any dispute regarding this Agreement shall be submitted to arbitration to and shall be resolved in accordance with the rules of the JAMS/Endispute for expedited cases then in effect. The arbitrator(s) shall be mutually selected by the parties or in the event the parties cannot mutually agree, then appointed by JAMS/Endispute. Any arbitration shall be held within a thirty (30) mile radius of New York City and the arbitrator(s) shall apply New York law. Judgment upon any award rendered by the arbitrator(s) shall be final and may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, the Company shall have the absolute right to obtain equitable remedies in any state court of competent jurisdiction in the State of New York or in the United States District Court for the Southern District of New York. By his execution and delivery of this agreement, Employee irrevocably submits to and accepts the exclusive jurisdiction of each of such courts and waives any objection (including any objection to venue or any objection based upon the grounds of forum non conveniens) which might be asserted against the bringing of any such action, suit or other legal proceeding in such courts. The court and/or arbitrator(s) shall award costs and expenses (including reasonable attorney's fees) to the prevailing party in any litigation or arbitration.

         14. MISCELLANEOUS.


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


                  14.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

                  14.2. NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by generally recognized overnight courier service, telex or telecopy, or mail,

    (a)  to the Company care of:            With a copy to:

         InSite Internet., Inc.             Duffy & Sweeney, LLP
         1100 First Avenue                  300 Turks Head Building
         Spring Lake, NJ 07762              Providence, RI 02903
         Attention:  Mark E. Munro, CEO     Attention:  Michael F. Sweeney, Esq.
         Telephone:  (732) 280-6408         Telephone:  (401) 455-0700
         Fax: (732) 280-6409                Fax:  (401) 455-0701

    (b)  to the Employee at:                With a copy to:

         James L. Henrickson                Peter A. Karl III, Esq.
         3rd Avenue Extension               Paravati, Karl, Green & DeBella
         Frankfort, NY 13340                12 Steuben Park
                                            Utica, NY 13501
                                            Telephone:  (315) 735-6481
                                            Fax:  (315) 735-6406

                  14.3 ASSIGNMENT. The Company may assign this Agreement to
(i) any entity controlling, controlled by or under common control with the Company or (ii) to any purchaser of the Company's assets provided that such purchaser agrees to assume the Company's obligations hereunder.

                  14.4. SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

                  14.5. WAIVER. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

                  14.6. RIGHT OF SETOFF. Notwithstanding anything to the contrary set forth herein, and in addition to any and all remedies at law or in equity which the Company may have, the Company shall have the absolute and unconditional right to setoff its payment obligations hereunder against the amount of any claims for indemnification it may have against Employee under the Merger Agreement.


                  14.7. TITLES; GENDER. Section and subsection titles are for convenience of reference only and are not to be considered in the interpretation or construction of any of the provisions hereof. All pronouns or any variations thereof contained in this Agreement refer to the masculine, feminine or neuter as the identity of the person may require.

                  14.8 SURVIVAL. SECTION 6 through SECTION 14 hereof shall survive any termination of this Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    COMPANY:

ATTEST:                             INSITE INTERNET ACQUISITION II Co., Inc.



_______________________________     By:__________________________________
                                       Mark E. Munro, President


WITNESS:                            EMPLOYEE:


-------------------------------     ----------------------------------
                                    James L. Henrickson


                                      -79-